As filed with the Securities and Exchange Commission on March 5, 2024.

Registration No. 333-_____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

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FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933
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Heart Test Laboratories, Inc.
(Exact name of registrant as specified in its charter)

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Texas	334510	26-1344466
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

550 Reserve St, Suite 360
Southlake, Texas 76092
682-237-7781
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

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Danielle Watson
550 Reserve St, Suite 360
Southlake, Texas 76092
682-237-7781
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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Copies to:

Jonathan Shechter Sasha Ablovatskiy Foley Shechter Ablovatskiy LLP 1180 Avenue of the Americas, 8th Floor New York, New York 10036 Tel: (212) 335-0465

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Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling stockholders are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED MARCH 5, 2024

Heart Test Laboratories, Inc.

34,684,859 Shares of Common Stock

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This prospectus relates to the resale of up to 34,684,859 shares (the “Shares”) of Heart Test Laboratories, Inc.’s (“we,” “us,” “our,” “HeartSciences” or the “Company”) common stock, $0.001 par value per share (the “Common Stock”), by the selling stockholders (the “Selling Stockholders”) named in this prospectus, consisting of: (i) 4,854,853 shares of Common Stock (the “Mount Sinai Shares”) issued on November 16, 2023 to Icahn School of Medicine at Mount Sinai (“Mount Sinai”) pursuant to the Securities Purchase Agreement, dated September 20, 2023, between us and Mount Sinai (the “Mount Sinai Securities Purchase Agreement”), (ii) 710,605 shares of Common Stock issuable upon the exercise of pre-funded warrants to purchase Common Stock issued on November 16, 2023 to Mount Sinai pursuant to the Mount Sinai Securities Purchase Agreement (the “MTS Pre-Funded Warrants”), (iii) 914,148 shares of Common Stock issuable upon the exercise of our warrants to purchase Common Stock issued on November 16, 2023 to Mount Sinai pursuant to the Mount Sinai Securities Purchase Agreement (the “MTS Warrants” and together with the MTS Pre-Funded Warrants, the “Warrants” and the shares of Common Stock issuable in connection with the exercise of Warrants, the “Warrant Shares”), (iv) up to 21,423,965 shares of Common Stock (the “Lincoln Park Shares”) issuable to Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to the Purchase Agreement, dated March 10, 2023, between us and Lincoln Park (the “Lincoln Park Purchase Agreement”), (v) 3,656,288 shares of Common Stock (the “Adams Shares”) issued on November 16, 2023 to John Q. Adams (“Adams”) pursuant to the note conversion letter agreement, dated November 16, 2023, between us and Adams, and (vi) 3,125,000 shares of Common Stock (the “Matthews Shares”) issued on November 16, 2023 to Matthews Southwest Holdings, Inc. (“Matthews”) pursuant to the note conversion letter agreement, dated November 16, 2023, between us and Matthews (the “Matthews Note Conversion Letter Agreement”). For more information about the Selling Stockholders, please see the section of this prospectus entitled “Selling Stockholders” beginning on page 31.

We are registering the resale of the Mount Sinai Shares and the Warrant Shares as required by the Mount Sinai Securities Purchase Agreement. We are registering the resale of the Lincoln Park Shares pursuant to the terms of the Registration Rights Agreement, dated March 10, 2023, between us and Lincoln Park.

Our registration of the Shares covered by this prospectus does not mean that the Selling Stockholders will offer or sell any of their respective Shares. The Selling Stockholders may sell or otherwise dispose of the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 34 of this prospectus for more information about how the Selling Stockholders may sell or otherwise dispose of the shares of Common Stock being registered pursuant to this prospectus.

We will not receive any of the proceeds from the Shares sold by the Selling Stockholders, other than any proceeds from any cash exercise of the Warrants. We will, however, receive proceeds from the sale of the Lincoln Park Shares directly to Lincoln Park pursuant to the Lincoln Park Purchase Agreement.

Lincoln Park is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). For more information, please see the section of this prospectus titled “Plan of Distribution” beginning on page 34.

No other underwriter or other person has been engaged to facilitate the sale of the Shares in this offering. The other Selling Stockholders may, individually but not severally, be deemed to be an “underwriter” within the meaning of the Securities Act of their respective Shares that they are offering pursuant to this prospectus. The Selling Stockholders will bear all commissions and discounts, if any, and similar expenses attributable to their respective sales of the Shares. We will pay the expenses (except brokerage fees and commissions and similar expenses) incurred in registering the Shares, including legal and accounting fees. See “Plan of Distribution” beginning on page 34.

We previously completed our initial public offering (“IPO”) of units consisting of shares of Common Stock and warrants to purchase shares of Common Stock (the “IPO Warrants”), on June 17, 2022. Our Common Stock and our IPO Warrants are listed on the Nasdaq Capital Market under the symbols “HSCS” and “HSCSW,” respectively. On February 28, 2024, the last reported sale price of our Common Stock on the Nasdaq Capital Market was $0.1164 per share and the closing price of our IPO Warrants was $0.085 per warrant.

We are an “emerging growth company” as that term is used in the Jumpstart Our Business Startups Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this prospectus and any prospectus supplement, together with additional information described under the headings “Incorporation of Certain Information by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information. This prospectus may only be used where it is legal to sell these securities. The information in this prospectus is only accurate on the date of this prospectus, regardless of the time of any sale of securities.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 20 of this prospectus for a discussion of certain risks and uncertainties you should consider before investing in our securities.

Neither the U.S. Securities and Exchange Commission nor any other state securities commission has approved or disapproved of these Securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

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The date of this prospectus is            , 2024.

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ABOUT THIS PROSPECTUS

The Registration Statement on Form S-1 of which this prospectus forms a part and that we have filed with the U.S. Securities and Exchange Commission (the “SEC”), includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find Additional Information.”

You should rely only on the information we have provided in this prospectus, any applicable prospectus supplement and any related free writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus, any applicable prospectus supplement or any related free writing prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document, regardless of the time of delivery of this prospectus or any sale of a security.

The Selling Stockholders are offering the Shares only in jurisdictions where such issuances are permitted. The distribution of this prospectus and the issuance of the Shares in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the issuance of the Shares and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the Shares offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

This prospectus is part of a registration statement that we filed with the SEC, under which the Selling Stockholders may offer from time to time up to an aggregate of 34,684,859 shares of our Common Stock in one or more offerings. If required, each time a Selling Stockholder offers shares of our Common Stock, in addition to this prospectus, we will provide you with a prospectus supplement that will contain specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to that offering. We may also provide a prospectus supplement or post-effective amendment to the registration statement to add information to, or update or change information contained in, this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement or post-effective amendment modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will not be deemed to constitute a part of this prospectus. You should read both this prospectus and any applicable prospectus supplement or post-effective amendment to the registration statement together with the additional information to which we refer you in the section of this prospectus titled “Where You Can Find Additional Information.”

In this prospectus, unless the context suggests otherwise, references to “Heart Test,” “HeartSciences,” the “Company,” “we,” “us” and “our” refer to Heart Test Laboratories, Inc., dba HeartSciences, a Texas corporation. References to “Fiscal 2023” refer to the 12 months ended April 30, 2023 and references to “Fiscal 2022” refer to the 12 months ended April 30, 2022.

You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates.

TRADEMARKS AND TRADE NAMES

Certain of our trademarks are the subject of trademark registrations in the United States as well as various other countries. Other brand names, names and trademarks contained in this prospectus are the property of their respective owners. Solely for convenience, trademarks, service marks and tradenames are referred to in this prospectus without the ℠, ™ and/or ® symbols or any typographical emphasis (such as italicized or underlined text), but such references are not intended to indicate, in any way, that the owner thereof will not assert, to the fullest extent under applicable law, such owner’s rights to their service marks, trade names and trademarks.

MyoVista (and design)®, wavECG®, HEARTSCIENCES®, Heart Test Laboratories (and design)®, the Company’s heart logo and HSECG® are trademarks and/or service marks of the Company registered with the United States Patent and Trademark Office (the “USPTO”). Other trademarks, service marks and trade names in this prospectus are the property of their respective owners.

INDUSTRY AND MARKET DATA

This prospectus includes statistical, market and industry data and forecasts which we obtained from publicly available information and independent industry publications and reports that we believe to be reliable sources. These publicly available industry publications and reports generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy or completeness of the information. Although we believe that these sources are reliable, we have not independently verified the information contained in such publications. We are liable for all information in this prospectus and the Registration Statement on Form S-1 filed with the SEC of which this prospectus constitutes a part.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements made under “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” and elsewhere in this prospectus constitute forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “intends,” or “continue,” or the negative of these terms or other comparable terminology.

These forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies; statements that contain projections of results of operations or of financial condition; expected capital needs and expenses; statements relating to the research, development, completion and use of our device and all statements (other than statements of historical facts) that address activities, events or developments that we intend, expect, project, believe or anticipate will, or may occur in the future.

Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties. We have based these forward-looking statements on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate.

Important factors that could cause actual results, developments and business decisions to differ materially from those anticipated in these forward-looking statements include, among other things:

•        our expectation regarding the sufficiency of our existing cash and cash equivalents to fund our current operations;

•        our ability to receive regulatory clearance for the MyoVista wavECG (the “MyoVista”) from the U.S. Food and Drug Administration (the “FDA”), state regulators, if any, or other similar foreign regulatory agencies, including approval to conduct clinical trials, the timing and scope of those trials and the prospects for regulatory approval or clearance of, or other regulatory action with respect to the MyoVista or other future potential products;

•        our ability to further advance the development of the MyoVista, our 12-lead electrocardiograph (“ECG”) device that also incorporates an additional proprietary AI-ECG algorithm that we have been designing to detect cardiac dysfunction, and future potential products;

•        our ability to develop a cloud-based hardware agnostic platform and to develop and incorporate AI-ECG algorithms on that platform;

•        our ability to launch sales of the MyoVista, cloud platform and AI-ECG algorithms or any future potential products into the U.S.;

•        our assessment of the potential of the MyoVista, cloud platform and AI-ECG algorithms and any future potential products;

•        our planned level of capital expenditures and liquidity;

•        our plans to continue to invest in research and development to develop technology for new products;

•        our failure to meet the continued listing requirements of Nasdaq (as defined below) could result in a de-listing of our shares and penny stock trading;

•        the regulatory environment and changes in the health policies and regimes in the countries in which we intend to operate, including the impact of any changes in regulation and legislation that could affect the medical device industry;

•        our ability to meet our expectations regarding the commercial supply of the MyoVista and any future products;

•        our ability to retain key executives;

•        our ability to internally develop new inventions and intellectual property;

•        the overall global economic environment;

•        the ultimate impact of the COVID-19 pandemic, or any other health epidemic, on our business, our clinical trials, our research programs, healthcare system or the global economy as a whole;

•        the impact of competition and new technologies;

•        general market, political and economic conditions in the countries in which we operate;

•        our ability to develop new devices and intellectual property;

•        changes in our strategy; and

•        potential litigation.

These statements are only current predictions and are subject to known and unknown risks, uncertainties, and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from those anticipated by the forward-looking statements. We discuss many of these risks in this prospectus in greater detail under the heading “Risk Factors” and elsewhere in this prospectus. You should not rely upon forward-looking statements as predictions of future events.

Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by law, we are under no duty to update or revise any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this prospectus.

We will continue to file annual, quarterly and current reports, proxy statements and other information with the SEC. Forward-looking statements speak only as of the dates specified in such filings. Except as expressly required under federal securities laws and the rules and regulations of the SEC, we do not undertake any obligation to update any forward-looking statements to reflect events or circumstances arising after any such date, whether as a result of new information or future events or otherwise. You should not place undue reliance on the forward-looking statements included in this prospectus or that may be made elsewhere from time to time by us, or on our behalf. All forward-looking statements attributable to us are expressly qualified by these cautionary statements.

Unless defined elsewhere, capitalized terms used in this prospectus are defined in the section of this prospectus titled “Glossary of Terms.”

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PROSPECTUS SUMMARY

This prospectus summary highlights selected information that is presented in greater detail elsewhere in this prospectus or incorporated by reference in this prospectus. Because it is only a summary, it does not contain all of the information you should consider before investing in our Common Stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information included elsewhere in this prospectus. Before you decide whether to purchase our securities, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and similar headings in the other documents that are incorporated by reference in this prospectus. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Company Overview

We are a medical technology company focused on applying innovative AI-based technology to an ECG, also known as an “EKG,” to expand and improve an ECG’s clinical usefulness. Our objective is to make an ECG a far more valuable cardiac screening tool. HeartSciences’ first product candidate for FDA clearance, the MyoVista, is a resting 12-lead ECG that will incorporate HeartSciences’ first AI-based algorithm designed to provide diagnostic information related to cardiac dysfunction as well as conventional ECG information in the same test. We are also developing a cloud-based platform to provide access to a range of AI-based ECG cardiovascular algorithms (an “AI-ECG”) on an ECG hardware agnostic basis (the “Cloud Platform”) and, in the future, we intend to incorporate additional AI-ECG algorithms in the MyoVista. The AI-ECG algorithms are intended to provide diagnostic information which has traditionally required cardiac imaging. We believe, the combination of a device agnostic cloud platform and MyoVista would allow us to offer AI-ECG solutions across a wide range of healthcare settings from large heath systems to frontline or point of care environments such as primary care. The initial revenue model for the MyoVista, which involves the use of the MyoVista hardware, associated software and consumables for each test, is expected to be “razor-razorblade” as the cable connection to the electrodes used with the MyoVista are proprietary to HeartSciences, and new electrodes are used for every test performed. As further algorithms are made commercially available via the MyoVista or the Cloud Platform, we would expect to adopt revenue models based on algorithm usage and/or recurring subscriptions.

On September 20, 2023, we entered into multiple definitive license agreements (each a “License Agreement” and collectively, the “License Agreements”) with Icahn School of Medicine at Mount Sinai (“Mount Sinai”) to commercialize a range of AI-ECG algorithms covering a range of cardiovascular conditions developed by Mount Sinai as well as a memorandum of understanding for ongoing cooperation encompassing de-identified data access, on-going research, and the evaluation of the MyoVista. The License Agreements, of which there are eleven in total, cover rights to thirteen AI-ECG cardiovascular algorithms, two data science methods for use with ECG waveforms and three filed patents.

Neither the MyoVista hardware, the Cloud Platform, nor any of the AI-ECG algorithms, are cleared for marketing by the FDA and our future success is dependent upon receiving FDA clearances. Additional funding may be required as part of achieving FDA clearance and thereafter would be required to support the sales launch of the MyoVista into the U.S., provide working capital and support further research and development (“R&D”).

We believe that there is currently no low-cost, front-line, medical device that is effective at screening broadly for many types of heart disease. As a result, we believe that frontline physicians face a significant challenge in determining if a patient has heart disease. Although many think of the ECG as the frontline test for heart disease, in 2012, the United States Preventive Services Task Force conducted an evaluation of conventional ECG testing and stated: “There is no good evidence the test, called an ECG, helps doctors predict heart risks any better than traditional considerations such as smoking, blood pressure and cholesterol levels in people with no symptoms.”

ECG devices record the electrical signals of a patient’s heart. The ECG is a ubiquitous, relatively low-cost, simple and quick test; it is portable and can be performed in a wide range of clinical settings by a non-specialist clinician or clinical aide. There are three basic categories of heart disease: electrical (such as an arrhythmia), structural (such as valvular disease) and ischemic (such as coronary artery disease, or CAD). Conventional resting ECGs have limited sensitivity in detecting structural and ischemic disease and are typically used for diagnosing cardiac rhythm abnormalities, such as atrial fibrillation, or acute coronary syndrome, such as a myocardial infarction which is also known as a heart attack. However, traditional ECGs have a limited role in identifying cardiac dysfunction associated with structural and ischemic disease.

HeartSciences has designed or licensed algorithms designed to help address these limitations and extend the clinical capability of an ECG to detect cardiac dysfunction or specific cardiovascular disease types.

The first AI-ECG algorithm to be incorporated into the MyoVista has been designed by the Company and applies AI-machine learning to the signal processed ECG signal to develop a proprietary algorithm designed to detect cardiac dysfunction caused by heart disease and/or age-related cardiac dysfunction. The FDA has now agreed to our proposal to adjust the echocardiographic measurement thresholds in respect to ≥60 year old patients to the FDA which reflects recent clinical findings and we believe will further increase the clinical value of this algorithm. We are in the process of updating our algorithm to reflect these updated echo measurement thresholds. The MyoVista has not yet received FDA clearance.

The editorial comment associated with the study titled “Prediction of Abnormal Myocardial Relaxation from Signal Processed Surface ECG” presented below discusses recent applications of machine learning to data derived from surface 12-lead ECGs in relation to cardiac dysfunction:

“These represent some of the most significant advances in electrocardiography since its inception, which has historically had a limited, if any, role in the evaluation of cardiac dysfunction. In the past, our cardiovascular community was resigned to the fact that surface ECGs are poor indicators for cardiac dysfunction.”

Khurram Nasir, MD, MPH, MSC, Department of Cardiology, Houston Methodist DeBakey Heart & Vascular Center, Houston, Texas, et. al., Journal of American College of Cardiology Editorial Comment Volume 76 Number 8 2020.

Almost all forms of heart disease, including CAD and structural disease, affect heart muscle, or cardiac function prior to symptoms. Impaired cardiac function is first observed as impaired cardiac relaxation which is an early indicator of diastolic dysfunction and usually continues to increase in severity as heart disease progresses. The diastolic phase of the cardiac cycle occurs when the heart muscle relaxes (following contraction). Diastolic dysfunction may also be related to age-related cardiac dysfunction.

If we receive FDA clearance for our first product candidates, the MyoVista hardware and its associated cardiac dysfunction algorithm, our main target markets would be frontline healthcare environments in the U.S., such as primary care, to assist physician decision making in the cardiology referral process. Currently, cardiology referral decisions are often based on a patient’s risk factors and/or a conventional ECG test. Accordingly, many patients with heart disease are left undetected while no current treatment or intervention is required for most patients referred for cardiac imaging. We believe that adding the capability to detect cardiac dysfunction to a standard 12-lead resting ECG could help improve cardiac referral pathways and be valuable for patients, physicians, health systems and third-party payors.

New Class II devices, such as the MyoVista, require FDA premarket review. The MyoVista along with its proprietary software and hardware is classified as a Class II medical device by the FDA. Premarket review and clearance by the FDA for these devices is generally accomplished through the 510(k) premarket notification process or De Novo classification request, or petition process. We previously submitted an FDA De Novo classification request in December 2019 and, following feedback and communications with the FDA during and since that submission, we have been making modifications to our device, including our proprietary algorithm. We have finished the patient recruitment and core lab work for our FDA validation study and have been undertaking device and algorithm development testing for a revised FDA submission. We had been planning a revised submission under the De Novo pathway. However, in December 2023 the FDA confirmed that we could submit the MyoVista for clearance under the 510(k) pathway following the grant by the FDA in August 2023 of an industry-first De Novo clearance which created a new Class II product code for cardiovascular machine learning-based notification software. This was in respect of a hypertrophic cardiomyopathy algorithm and in late September 2023, the FDA cleared an algorithm for low ejection fraction (less than 40%) under the 510(k) pathway using this new product code. Accordingly, we are now preparing for a 510(k) FDA submission and are aiming for a clearance un the calendar year 2024. If successful, FDA clearance would provide us the ability to market and sell the MyoVista in the U.S. and additional funding would be required to support the sales launch of the MyoVista in the U.S., provide working capital and support further R&D.

To date we have had no discussions with the FDA regarding the Cloud Platform or Mount Sinai licensed AI-ECG algorithms although we generally expect the 510(k) pathway to be acceptable.

Heart Disease Facts and Current ECG Testing Limitations

Heart disease refers to a variety of conditions that affect the heart — including heart rhythm problems, heart valve problems, genetic defects and blood-vessel diseases such as CAD. It is often referred to as the “silent killer.” According to the American Heart Association, one in three patients are not properly diagnosed until after a heart attack occurs and 50% of men and 64% of women who died suddenly of coronary heart disease showed no previous symptoms. Statistics published by the U.S. Centers for Disease Control and Prevention (the “CDC”), show that in the United States, heart disease is the leading cause of death for both men and women, across most racial and ethnic groups. According to the CDC, in the United States, one person dies from cardiovascular disease every 34 seconds. In 2020, about 20.1 million adults aged 20 and older in the United States have CAD (about 7.2%), with approximately one in five heart attacks being a silent heart attack therefore the person is not even aware of it, but the damage is done. Approximately 697,000 people in the U.S. died from heart disease in 2020: that’s one in every five deaths. The scale of the problem is similar worldwide. In 2020, the World Health Organization confirmed that heart disease has remained the leading cause of death at the global level for the last 20 years. Cardiovascular diseases are the leading cause of death globally. An estimated 17.9 million people died from cardiovascular diseases in 2019, representing 32% of all global deaths.

The 2019 National Ambulatory Medical Care Survey showed there were approximately 1 billion ambulatory care visits in the U.S. with a high incidence of patients with risk factors for heart disease (33% had hypertension, 15% had diabetes and 7% had a history of CAD, ischemic heart disease or myocardial infarction).

As heart disease progresses to more acute stages, the cost to treat patients increases significantly. Cardiovascular disease is the leading cost to the healthcare system and is estimated to be responsible for one in every six healthcare dollars spent in the United States. Heart disease cost the United States about $229 billion in each of 2017 and 2018, including the cost of health care services, medicines, and lost productivity due to death. Governments, healthcare providers and payors are motivated to shift the diagnosis and management of these conditions to earlier stages where better patient outcomes can be delivered at lower costs.

We believe that there is currently no low-cost, front-line, medical device that is effective at screening for heart disease. As a result, frontline physicians face a significant challenge in determining if a patient has heart disease. The conventional ECG is thought of by many to be the front-line tool in cardiac testing, but it has poor sensitivity in detecting CAD or structural heart disease.

Overuse of Expensive Cardiology-Based Diagnostic Testing

We believe that the absence of cost-effective front-line or primary-care-based testing has resulted in the over-use of costly cardiology-based diagnostic tests. Noninvasive cardiac tests are significant contributors to healthcare costs, accounting for greater than 40% of Medicare Part B spending on medical imaging, or over $17 billion annually according to the U.S. Centers for Medicare & Medicaid Services (“CMS”). There are a variety of effective, though expensive, diagnostic tests used for patients to detect heart disease. These diagnostic tests are typically performed in a specialist cardiology or hospital setting and may include:

•        Stress ECG testing, a non-invasive diagnostic test with a cost of approximately $200 with, according to the American College of Cardiology, a sensitivity of 68% in the detection of CAD;

•        Echocardiogram, or echo, a non-invasive diagnostic imaging test, similar to an ultrasound, which is effective in the detection of heart disease; however, the Medicare cost of an echo in a hospital is approximately $600 and can be as much as $3,000 if performed privately;

•        Cardiac imaging tests, such as nuclear stress tests and coronary computerized tomography angiograms alternatively can be conducted noninvasively, but typically cost $1,000 or more; or

•        Coronary angiogram, an invasive test in which dye that is visible by X-ray is injected into the blood vessels of the heart. A coronary angiogram can cost in excess of $5,000.

Diastolic Dysfunction, an Early Indicator of Heart Disease

The symptoms and causes of cardiac dysfunction have been researched for many years. The causes of cardiac dysfunction during the contraction (systolic) phase, also called reduced left ventricular ejection fraction, have been well understood for many years. However, according to the American Heart Association Statistics Committee report in 2013, approximately 50% of patients with heart failure (“HF”) symptoms have ejection fraction measures that are not markedly abnormal. In addition, multiple articles published by the National Institutes of Health (“NIH”), state that approximately 50% of HF cases are due to severe diastolic dysfunction, also called heart failure with preserved ejection fraction. HF with preserved ejection fraction (“HFpEF”) is a clinical syndrome in which patients have symptoms and signs of HF with normal or near-normal left ventricular ejection fraction (“LVEF”) (LVEF ≥50%). Roughly half of all patients with HF worldwide have an LVEF ≥50% and nearly half have an LVEF <50%. Thanks to the increased scientific attention about the condition and improved characterization and diagnostic tools, the incidence of HF with reduced ejection fraction (“HFrEF”) dropped while that of HFpEF has increased by 45%. As a result, understanding the causes and progression of diastolic dysfunction has become a key area of scientific and clinical interest. This research has led to the understanding that almost all patients with systolic dysfunction also have diastolic dysfunction and almost all types of heart disease including CAD, valvular disease, cardiomyopathy, hypertension, congenital heart disease, and pericardial disease induce diastolic dysfunction.

According to an article by Dr. Dalane W. Kitzman, MD and Dr. William C. Little, MD published in the February 14, 2012 issue of the Journal of the American Heart Association, diastolic performance is sensitive to nearly all of the common disease processes that affect cardiovascular function. The article indicates that left ventricular, or LV, diastolic function is impaired by all of the common disease processes that affect LV function or produce LV hypertrophy or fibrosis, including hypertension, diabetes, ischemia, myocarditis, toxins and infiltrative cardiomyopathies. LV diastolic dysfunction (“LVDD”) begins early in the heart disease process and continues to increase in severity as heart disease progresses. LVDD is now recognized as one of the earliest signs of heart disease and typical onset occurs when a patient is still asymptomatic. We believe that the early detection of diastolic dysfunction can be a clinically valuable marker for almost all forms of heart disease and age-related cardiac abnormalities that may otherwise be missed by current conventional ECG devices.

MyoVista Product and Technology

The HeartSciences-developed cardiac dysfunction algorithm has been developed in response to the relatively recent understanding in cardiology that most forms of heart disease are associated with LV relaxation abnormalities and diastolic dysfunction. The MyoVista is a 12-lead resting ECG device featuring our proprietary AI-ECG algorithm designed to detect cardiac dysfunction in the diastolic phase, specifically, slower than normal left ventricular relaxation rates, including echocardiographic measurement threshold adjustments for ≥60 year old patients in accordance with recent clinical findings and the American Society of Echocardiology Guidelines.

The MyoVista also includes the capabilities of a full-featured conventional 12-lead resting ECG including analysis using the Glasgow Algorithm, also known as the Glasgow ECG Interpretation Algorithm. Developed by the University of Glasgow in the United Kingdom, the 12-lead ECG Analysis Algorithm has been relied upon for more than 35 years and is a widely used resting ECG interpretive algorithm. The Glasgow Algorithm has been improved over the years and is licensed to us pursuant to a licensing agreement with The University Court of the University of Glasgow. Under this licensing agreement, we obtained a non-exclusive, worldwide license with automatic renewal provisions and the right to license: (i) software modules for an Android-based platform for the analysis of resting 12-lead electrocardiograms and (ii) all intellectual property rights (including patents, copyright, trademarks, trade secrets and know-how) relating to the software modules to be used in the MyoVista (the “Glasgow Licensing Agreement”).

In the MyoVista, the conventional ECG (including the Glasgow Algorithm) and our proprietary AI-ECG algorithm, designed to detect impaired left ventricular cardiac relaxation abnormalities, are combined as a single test with results presented separately. The MyoVista has a high-resolution touchscreen display and incorporates many intuitive features commonly associated with a tablet device.

MyoVista device with 1 lead view of signal processed waveform

Market Opportunity

Diagnostic Gap

We believe that the most significant diagnostic gap in heart disease is early identification. Heart disease often remains asymptomatic for many years until it reaches an acute stage, at which point many patients have a heart attack or die without prior diagnosis of disease. For this reason, heart disease is often referred to as the “silent killer.” In 2012, the United States Preventative Services Task Force stated that there is no good evidence that an ECG helps physicians predict heart risks in people with no symptoms any better than traditional considerations such as smoking, blood pressure and cholesterol levels, acknowledging the diagnostic gap that currently exists.

According to the CDC, cardiovascular disease remains the largest cost for the U.S. healthcare system at approximately $219 billion per year. The cost of treating acute cardiac events and heart failure is especially high in comparison to preventative treatment. Governments, healthcare providers and third-party payors are focused on shifting the diagnosis and management of heart disease to earlier stages where better patient outcomes can be delivered at lower cost; however, to make substantial progress the existing diagnostic gap needs to be closed.

We believe that the scale of cardiac disease as well as changing demographics, growing ECG market, impetus to identify risks earlier through low-cost testing which is better able to detect heart disease at an early stage, along with the increasing number and type of health care settings creates a significant opportunity for a device such as the MyoVista.

Changing Demographics

Heart disease is most commonly found in individuals aged 65 and older with incidences of heart disease increasing at 65 years for men and 71.8 years for women. According to the Organization for Economic Co-operation and Development, advances in the field of medicine have led to an increase in life expectancy which, as of 2020, was estimated to average 77.3. years for a person in the U.S., up from 75.4 years in 1990. As life expectancy increases, the average age of the population is expected to increase. According to the U.S. Health and Human Services — Office of the Inspector General (the “HHS”), the population age 65 and older increased from 38.8 million in 2008 to 52.4 million in 2018 (a 35% increase) and is projected to reach 94.7 million by 2060. By 2030, more than 20 percent of U.S. residents are projected to be age 65 and over. Since heart disease is most commonly found in individuals aged

65 years and older, and that population pool is increasing, we believe there is a significant opportunity for a device such as the MyoVista as well as our AI-ECG algorithms that are designed to assist frontline physicians in the early detection of heart disease.

Growing ECG Market

The demand for electrocardiograph devices and related supplies known as electrodes is on the rise worldwide. Despite the limitations of the conventional ECG and healthcare guidance around the world that recommends against its use for screening, in the absence of a better alternative, the ECG remains a ubiquitous and widely used test throughout healthcare including non-cardiology settings. It is estimated that 1.5 million to 3.0 million ECGs are performed worldwide every day, making it one of the most commonly used cardiovascular diagnostic tests in healthcare and a fundamental tool in clinical practice. It is estimated that more than 100 million ECGs are performed each year in the United States. The 2019 National Ambulatory Medical Care Survey indicated that office-based patient care physicians, excluding anesthesiologists, radiologists and pathologists, ordered or provided 47 million ECG tests during office visits, and the 2020 National Hospital Ambulatory Medical Care Survey showed that during ambulatory care visits to hospital emergency departments, an additional 32 million ECG tests were ordered or performed by hospital emergency departments.

With the advent of advanced technology, ECG testing market research reports demonstrate that market growth in ECG devices and use is increasing. Precedence Research, a Canada/India based market research company recently released market research on the global electrocardiograph market for 2023, the market size is expected grow significantly from $10.93 billion in 2023 to $25.56 billion by 2032.

Impetus to Identify Risks Earlier for More Effective Low-Cost Testing

A key goal of the HHS is reducing healthcare costs. This places pressure on physicians and healthcare institutions to contain healthcare costs. Additionally, one of the key objectives of HHS’s Healthy People 2030, is to increase preventive care for people of all ages. We believe that efforts towards preventive care and maintenance will lead to more testing for high-risk individuals and patients who have existing cardiac conditions. This trend, we believe, in tandem with the push to shorten hospital stays, has created an impetus to identify pre-symptomatic patients at risk more effectively at the front-line physician or clinic level and to treat recovering cardiac patients through outpatient care and rehabilitation.

It is our belief that the MyoVista, a Cloud Platform and AI-ECG algorithms would be well positioned to respond to the global need for more effective, low-cost ECG testing to facilitate improved referral processes or heart disease.

Changing Nature of Healthcare Providers

The delivery of healthcare in the U.S. is evolving. Alternative treatment sites, such as retail clinics, concierge medicine, urgent care clinics and ambulatory surgical centers, deliver care from qualified providers in settings outside of emergency departments, hospitals or traditional physician offices. We expect this trend to accelerate the drive to provide more effective preventative care and represents a significant opportunity for the introduction of our AI-ECG algorithms that offer an enhanced ability to screen for heart disease.

Capitation Provides an Incentive to Identify Medicare Advantage Patients

Healthcare providers are paid either through fee-for-service or capitation. Fee-for-service is a payment model where services are unbundled and paid for separately. In health care, the fee-for-service payment model incentivizes physicians to provide more treatments because payment is dependent on the quantity, rather than quality, of care. Capitation is a payment arrangement that pays a physician or group of physicians a set amount for each enrolled person assigned to them, per period of time, whether or not that person seeks care. Under capitation, the amount of remuneration is based on the average expected healthcare utilization of that patient, with greater payment for patients with a significant history of medical problems.

Approximately 48% (approximately 28 million people) of those covered by Medicare according to CMS are enrolled in a Medicare Advantage plan. With respect to these patients, CMS pays capitation to healthcare providers. CMS uses risk adjustment to adjust capitation payments to health plans, either higher or lower, to account for the differences in the health costs of individuals with ailments such as heart failure, CAD, angina and valvular heart disease. Accordingly, under CMS guidelines, risk factor adjustments per patient will provide payment that is higher for sicker patients who have conditions where diagnosis codes are documented in the medical record as a result of a face-to-face visit. Therefore, there is a financial incentive to identify those Medicare Advantage patients who are sicker, including those who have undiagnosed ailments such as heart disease. We believe that undiagnosed heart disease represents a significant problem, and we believe insurance plans that have a high number of Medicare Advantage patients could be a target market for the MyoVista.

Market Strategy

General

Our objective is to make our AI-ECG algorithms widely available to significantly improve front-line testing and referral processes for heart disease. Our business model for the MyoVista involves the capital sale of the device, recuring revenue from the sale of its proprietary supplies (electrodes) for each test, and for recurring software revenues from the use of AI-ECG algorithms delivered via the Cloud Platform or made available on the MyoVista. There are estimated to be millions of ECGs in use worldwide and the Cloud Platform is intended to be device-agnostic thereby facilitating the provision of AI-ECG algorithms to physicians from existing devices. In short, we expect to generate recurring supplies or software revenues and do not expect to rely on high initial capital or device pricing in order to encourage adoption of the MyoVista and AI-ECG algorithms.

Territories

Our initial sales focus will primarily be within the U.S. We intend to market our products in the U.S. using a direct sales force following FDA clearance. Outside of the U.S., for markets such as Europe and Latin America, we intend to utilize medical device distributors that have existing healthcare provider relationships and experience selling ECG devices, which will be supported by a small number of local field personnel.

Potential Markets

We believe that there is a large variety of potential markets for AI-ECG ECG algorithms with new diagnostic capabilities that are not currently available for ECG devices. Conventional ECGs are used throughout healthcare in almost every clinical setting including clinics, doctor’s offices, urgent care centers, and hospitals. We believe that, in many of those settings, the additional information provided by AI-ECG ECG algorithms could be extremely valuable.

Our AI-ECG algorithms range of applications and potential uses are vast, and include providing:

•        Primary care — front-line cardiac testing/referral tool, heart disease screening.

•        Retail Healthcare — access to ECG testing at retail sites such as CVS, Walmart and Walgreens.

•        Emergency Departments — enhanced ECG testing for emergency room patients.

•        Cardiologists — prescreening cardiology patients.

•        Hospitals — in-patient testing or testing prior to discharge, particularly cardiac wards.

•        Surgery — pre-anesthesia testing, pre/post intervention.

•        Life Insurance testing — ECGs when required in connection with the issuance of life insurance policies.

•        Specialty Environments — screening for conditions such as cardiomyopathy, cardiac oncology, drug trials, heart failure, and diabetes.

•        Athlete testing — cardiac screening programs for athletes.

Early Target Markets

Initially, our focus markets will include: cardiology; primary care providers that serve upper to middle income regions including concierge medicine providers; health systems; retail clinics; and insurers with high levels of Medicare Advantage patients. As additional algorithms obtain FDA clearance, HeartSciences will extend its sales efforts to clinics and physicians that will benefit the most from the specific AI-ECG algorithm.

Reimbursement

In addition to targeting the health care settings described above, a key element of our strategy is to ensure each algorithm qualifies for reimbursement from third-party payors such as CMS (Medicare payor). CPT codes are numbers assigned to each task or service provided by a healthcare provider including medical, surgical and diagnostic services. Insurers use the numbers to determine the procedure and the amount to pay a provider. The American Medical Association has already issued a temporary Current Procedural Terminology (CPT) Category III code for novel AI assistive algorithmic ECG risk assessment for cardiac dysfunction. These codes are designed to facilitate the use, adoption, and potential reimbursement of emerging technologies. This provides physicians and clinical institutions the ability to bill for HeartSciences algorithms that detect different types of heart dysfunction such as systolic and diastolic dysfunction. While we cannot be certain that these new codes will ultimately lead to the issuance of permanent CPT Category I codes, or that insurance coverage or payment can be obtained, if successful, this could potentially provide total reimbursement that is larger than reimbursement for conventional ECG devices, which, in turn, could provide MyoVista and the Cloud Platform delivering AI-ECG algorithms with a competitive advantage as compared to conventional ECG testing and devices. The MyoVista device also includes conventional ECG testing capabilities and is expected to also qualify for Medicare reimbursement for existing ECG testing procedures with interpretation and report ranges from approximately $17 to $55 depending on the type of healthcare facility. These charges would go directly to the healthcare facility/physician.

Competition

The medical device industry is characterized by rapidly advancing technologies, intense competition, and a strong emphasis on proprietary products. There are many medical device companies, biotechnology companies, public and private universities and research organizations actively engaged in the research and development of products that may be similar to HeartSciences AI-ECG algorithms and MyoVista hardware. Competitors could include traditional ECG manufacturers such as GE Healthcare Technologies, Inc., (“GE Healthcare”), Koninklijke Philips N.V. (“Phillips”), Baxter International, Inc. (“Baxter”), and Nihon Kohden Corporation that may seek to innovate, and new commercial entrants to the AI-ECG market, such as Anumana, Inc. or companies involved in AI healthcare, such as Tempus Labs, Inc. or VIZ.ai that also see the opportunity to bring innovation in a market that, we believe, has significant need for improved products and technology change.

Intellectual Property

Our technology is protected by a patent portfolio as well as trade secrets, which together comprise an important part of the intellectual property protection for our existing and licensed proprietary algorithms (especially when developing proprietary algorithms). We believe that the combination of patents and trade secrets creates valuable competitive barriers in favor of HeartSciences.

The USPTO has issued eight utility patents and one design patent to us. The patent expiration dates range from March 2031 to August 2040. We also have fourteen international design registrations and eighteen international utility patents granted (with expiration dates ranging from September 2036 to March 2037) in jurisdictions such as China, Japan, South Korea, the United Kingdom, France, Germany, Mexico, the United Arab Emirates, Brazil, and Australia. We currently have two patent allowances in Europe and Canada, and also have additional pending patent applications in various jurisdictions.

In addition, we have entered into two agreements that are material to our rights to the intellectual property utilized in the MyoVista:

•        In January 2014, we entered into an invention assignment agreement under which certain specified MyoVista technology and proprietary and intellectual property rights thereto (including patents, copyright, trademarks, trade secrets and know-how) were transferred and assigned to us by the inventor; and

•        In December 2015, we entered the Glasgow Licensing Agreement with The University Court of the University of Glasgow under which we obtained a non-exclusive, worldwide license to software modules for an Android platform for analysis of resting 12-lead electrocardiograms and all intellectual property rights (including patents, copyright, trademarks, trade secrets and know-how) relating to the software modules to be used in the MyoVista.

Research and Development

The Company’s R&D staff designs our hardware, software and internally developed AI-ECG algorithms. Hardware development assistance is provided by outside consulting firms. The Company internally develops the signal processing software elements along with outside assistance. The user interface software of the MyoVista is designed by the Company along with the assistance of outside consultants. The data science work necessary to build the AI-ECG algorithms is performed both internally and externally using outside consultants.

Incorporation of all software elements into the MyoVista hardware is performed internally. We currently employ six full-time R&D staff.

We believe, based on our research and other published research, that further algorithms could be developed for a range of additional clinical indications. To accelerate HeartSciences’ route to market with additional algorithms we entered into multiple license agreements with Mount Sinai on September 20, 2023. Please see the section, “Agreements with Mount Sinai related to Commercialization of Multiple AI-ECG Cardiovascular ECG Algorithms developed by Mount Sinai” for additional information regarding these license agreements. Studies involving the use of the MyoVista and proof of concept algorithms for alternative clinical indications have already been published and there is a growing body of third-party published research in this field.

On November 29, 2022, we entered into a multi-year collaboration agreement with Rutgers, The State University of New Jersey, to develop additional AI-ECG ECG algorithms.

Implications of Being an “Emerging Growth Company” and a “Smaller Reporting Company”

We qualify as an “emerging growth company” under the Jumpstart our Business Startups Act of 2012, or the JOBS Act. For so long as we remain an emerging growth company, we may take advantage of relief from certain reporting requirements and other burdens generally applicable to public companies. In particular, as an emerging growth company we:

•        are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act;

•        are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives (commonly referred to as “compensation discussion and analysis”);

•        are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on-frequency” and “say-on-golden-parachute” votes);

•        are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and CEO pay ratio disclosure;

•        may present only two years of audited financial statements and only two years of related Management’s Discussion & Analysis of Financial Condition and Results of Operations (“MD&A”); and

•        are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act.

We intend to take advantage of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act. Please see “Risk Factors — We are an ‘emerging growth company,’ and any decision on our part to comply with certain reduced disclosure requirements applicable to emerging growth companies could make the Common Stock less attractive to investors.”

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions for up to five years after our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”), or such earlier time that we no longer meet the definition of an emerging growth company. In this regard, the JOBS Act provides that we would cease to be an “emerging growth company” if we have more than $1.235 billion in annual revenue, have more than $700 million in market value of our Common Stock held by non-affiliates (and are not otherwise eligible to be a smaller reporting company), or issue more than $1 billion in principal amount of non-convertible debt over a three-year period. Further, under current SEC rules we will continue to qualify as a “smaller reporting company” for so long as we have a public float (i.e., the market value of common equity held by non-affiliates) of less than $250 million as of the last business day of our most recently completed second fiscal quarter.

Certain of the reduced reporting requirements and exemptions available to us as an “emerging growth company” are also available to us due to the fact that we also qualify as a “smaller reporting company” under the SEC rules. For instance, smaller reporting companies are not required to obtain an auditor attestation and report regarding internal control over financial reporting; are not required to provide a compensation discussion and analysis; are not required to provide a pay-for-performance graph or CEO pay ratio disclosure; and may present only two years of audited financial statements and related MD&A disclosure.

If we are a smaller reporting company at the time we cease to be an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. We will continue to be a smaller reporting company so long as (i) the market value of our stock held by non-affiliates is less than $250 million as of the last business day of our second fiscal quarter or (ii) our annual revenue was less than $100 million during our most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of the last business day of our second fiscal quarter. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Reports on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Recent Developments

Going Concern

On July 18, 2023, our independent registered public accounting firm issued an opinion on our audited financial statements, included in our Annual Report on Form 10-K for the year ended April 30, 2023, that contained an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern because we have experienced recurring losses, negative cash flows from operations, and limited capital resources. These events and conditions raise substantial doubt about our ability to continue as a going concern.

Compliance with Nasdaq Listing Requirements

On December 21, 2022, we received notice from the Listing Qualifications Staff (“Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that we were not in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market, under Listing Rule 5550(b)(1) (the “Minimum Stockholders’ Equity Requirement”), because our stockholders’ equity of $1,082,676 as reported in our Quarterly Report on Form 10-Q for the period ended October 31, 2022 was below the required minimum of $2.5 million, and because, as of October 31, 2022, we did not meet the alternative compliance standards, relating to the market value of listed securities of $35 million or net income from continuing operations of $500,000 in the most recently completed fiscal year or in two of the last three most recently completed fiscal years.

On August 2, 2023, we received a letter from the Staff indicating that, based upon the closing bid price of our Common Stock for the last 30 consecutive business days, we no longer met the requirement to maintain a minimum bid price of $1 per share (the “Minimum Bid Price Requirement”). In accordance with Nasdaq listing rules, we have until January 29, 2024 to regain compliance with the Minimum Bid Price Requirement. In the event we do not regain compliance during this period, we may be eligible to seek an additional 180 calendar day compliance period if we meet the Nasdaq continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the Minimum Bid Price Requirement, and provide written notice to Nasdaq of our intent to cure the deficiency during this second compliance period.

We attended an August 17, 2023 hearing before the Nasdaq Hearing Panel (the “Panel”) and requested the continued listing of our securities on the Nasdaq Capital Market pending our return to compliance with the Minimum Stockholder’s Equity Requirement and Minimum Bid Price Requirement.

On November 22, 2023, we were formally notified by the Panel that we have demonstrated compliance with the Minimum Stockholders’ Equity Requirement. Pursuant to Nasdaq Listing Rule 5815(d)(4)(B), we will be subject to a Mandatory Panel Monitor through November 22, 2024.

On January 30, 2024, we received a letter from the Panel advising that we have been granted an additional 180-day extension to July 29, 2024, to regain compliance with the Minimum Bid Price Requirement.

Patents

In September 2023, we were issued a notice of patent allowance from the Brazilian Patent and Trademark Office and the United Arab Emirates Ministry of Economy covering MyoVista wavelet technology utilizing AI for early detection of heart disease.

Bridge Warrant Amendment No. 2

On February 3, 2023, we entered into a second amendment to the Bridge Warrants (as defined in the Glossary of Terms), which we refer to as the Bridge Warrant Amendment No. 2. The Bridge Warrant Amendment No. 2 amended the Bridge Warrants (as previously amended) by (i) lowering the exercise price of $4.25 for a period of ten (10) business days beginning February 3, 2023 and ending February 16, 2023 (the “Limited Period”), during which period the exercise price was set at $1.00, subject to adjustments set forth in the Bridge Warrant; (ii) providing that during the Limited Period, the holder was able, in its sole discretion, to elect a cashless exercise of the Bridge Warrant in whole or in part, pursuant to which the holder received a net number of shares of Common Stock equal to one-third of the total number of shares into which the Bridge Warrant could otherwise have been exercised; and (iii) removing the exercise price adjustment provisions of the Bridge Warrants with limited exceptions for transactions such as stock dividends, stock splits, stock combinations and reverse stock splits. Additionally, the Bridge Warrant Amendment No. 2 provided that in the event that the aggregate number of shares of Common Stock to be received by a holder upon an exercise of its Bridge Warrant during the Limited Period would result in such holder’s receiving shares of Common Stock in excess of its applicable Bridge Maximum Percentage (as defined in the Glossary of Terms), in lieu of delivery of shares of Common Stock in excess of the Bridge Maximum Percentage, the holder would receive such excess shares as pre-funded warrants substantially in the form of the Pre-Funded Bridge Warrants (as defined in the Glossary of Terms), with certain exercise price adjustment provisions removed.

Further, the Bridge Warrant Amendment No. 2 included a waiver of Section 4(w) of the Bridge SPA (as defined in the Glossary of Terms), which placed certain restrictions on the Company’s ability to issue securities for a specified period of time.

During the Limited Period, we issued 1,172,304 shares of Common Stock and a pre-funded warrant to purchase 150,000 shares of Common Stock (the “Remaining Pre-Funded Bridge Warrant”) pursuant to exercises of the Bridge Warrants and received approximately $1.3 million in proceeds from these exercises. At the end of the Limited Period, Bridge Warrants to purchase 298,667 shares of Common Stock (the “Remaining Bridge Warrants”) remained outstanding, with an exercise price of $4.25 per share, subject to adjustments as set forth in the Bridge Warrants.

Lincoln Park Purchase Agreement

On March 10, 2023, we entered into the Lincoln Park Purchase Agreement with Lincoln Park pursuant to which we have the right, but not the obligation, to sell to Lincoln Park up to $15,000,000 of our Common Stock the (“Purchase Shares”) from time to time over a 36-month term beginning only after certain conditions set forth in the Lincoln Park Purchase Agreement have been satisfied, including that the registration statement registering the Purchase Shares for resale (the “Lincoln Park Registration Statement”) shall have been declared effective under the Securities Act. In accordance with the Lincoln Park Purchase Agreement, on March 13, 2023, we issued 100,000 shares of our Common Stock (the “Initial Commitment Shares”) to Lincoln Park as consideration for its commitment to purchase the Purchase

Shares under the Lincoln Park Purchase Agreement. As a result of Lincoln Park’s purchases cumulatively reaching an aggregate amount of $2,000,000 of Purchase Shares, in accordance with the Lincoln Park Purchase Agreement, we will issue an additional 62,500 shares of our Common Stock (the “Additional Commitment Shares”, and, together with the Initial Commitment Shares, the “Commitment Shares”) to Lincoln Park as consideration for such purchases.

On January 17, 2024, we obtained shareholder approval to issue to Lincoln Park, pursuant to the Lincoln Park Purchase Agreement, shares of our Common Stock, including the Commitment Shares, which exceed 1,927,022 shares, which was then equal to 19.99% of the shares of our Common Stock outstanding immediately prior to the execution of the Lincoln Park Purchase Agreement. Pursuant to the Lincoln Park Purchase Agreement, we may not direct Lincoln Park to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Lincoln Park (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in Lincoln Park and its affiliates beneficially owning more than 9.99% of the then total outstanding shares of Common Stock (the “Beneficial Ownership Limitation”).

Lincoln Park Registration Rights Agreement

Concurrently with entering into the Lincoln Park Purchase Agreement, we entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”) pursuant to which we agreed to register the resale of the Purchase Shares and Commitment Shares that have been and may be issued to Lincoln Park under the Lincoln Park Purchase Agreement pursuant to the Lincoln Park Registration Statement. On March 29, 2023, we filed with the SEC the Lincoln Park Registration Statement registering the resale of the Purchase Shares and Commitment Shares that have been and may be issued to Lincoln Park under the Lincoln Park Purchase Agreement, and the SEC declared the Lincoln Park Registration Statement effective on April 10, 2023.

As of February 28, 2024, we have issued 2,864,522 shares to Lincoln Park, including the Initial Commitment Shares, receiving gross proceeds of approximately $1.2 million.

Senior Unsecured Promissory Drawdown Loan Note

On September 6, 2023, we entered into the MSW Note with Matthews. The MSW Note provided for an unsecured drawdown loan of up to $1,000,000, drawn in installments consisting of (i) $250,000 on or prior to September 8, 2023, (ii) $250,000 on or prior to September 20, 2023, and (iii) further drawdowns of up to $500,000 in such amounts and such times to be mutually agreed upon between us and the Lender.

In consideration of the MSW Note, we agreed to pay a facility fee to the Lender as follows:

•        warrants to acquire 500,000 shares of Common Stock, exercisable at $1.00 per share, which shall be issued to the Lender upon the completion of the first drawdown;

•        warrants to acquire 500,000 shares of Common Stock, exercisable at $1.25 per share, which shall be issued to the Lender upon the completion of the first drawdown and 250,000 of such Warrants shall be issued to the Lender pro-rata based on further drawdowns up to $500,000; and

•        warrants to acquire up to 500,000 shares of Common Stock, exercisable at $1.50 per share, of which 250,000 of such Warrants shall be issued to the Lender upon the completion of the first drawdown and 250,000 of such Warrants to be issued to the Lender pro-rata based on further drawdowns up to $500,000.

As of November 14, 2023, we had drawn $500,000 under the MSW Note and issued 1,000,000 warrants (the “Existing MSW Warrants”) to purchase shares of Common Stock in lieu of a facility fee.

On November 16, 2023, we entered into a note conversion letter agreement with the Lender (the “MSW Note Conversion Letter Agreement”). Pursuant to the MSW Note Conversion Letter Agreement, in consideration for the conversion of the aggregate principal and interest amount due under the MSW Note, on November 16, 2023, we (i) issued to the Lender 3,125,000 shares of Common Stock at a conversion price of $0.16 per share; and (ii) entered into a Warrant Amendment Agreement with the Lender, amending the Existing MSW Warrants to reduce the exercise price of an aggregate of 1,000,000 Existing MSW Warrants to $0.16 per share (the “MSW Warrant Amendment”). Except as expressly set forth in the MSW Warrant Amendment, the terms and provisions of the warrants held by the Lender shall remain in full force and effect.

Agreements with Mount Sinai related to Commercialization of Multiple AI-ECG Cardiovascular ECG Algorithms developed by Mount Sinai

On September 20, 2023, we entered into the License Agreements for the purpose of acquiring certain rights related to intellectual property developed by Mount Sinai. We will use these rights to focus on commercialization efforts of the licensed cardiovascular AI-ECG ECG algorithms developed by Mount Sinai. Commercialization will include efforts related to pursuing FDA clearance and European regulatory approval as well as ongoing sales efforts once an algorithm achieves regulatory clearance. The License Agreements include a total of eleven (11) license agreements for Mount Sinai-developed intellectual property, a memorandum of understanding between HeartSciences and Mount Sinai for on-going cooperation, collaboration, and data access as well as the Mount Sinai Securities Purchase Agreement required to secure the rights related to the License Agreements.

Intellectual Property Description

Mount Sinai has a clinical database with millions of patients’ ECG records for the use of building AI-ECG electrocardiography (AI-ECG) algorithms. The database includes clinical, as well as diagnostic imaging information related to many types of cardiovascular diseases. This has enabled its researchers to develop a range of AI-ECG ECG algorithms using state-of-the art data science development methods including the use of cutting-edge vision transformers (ViT).

We have entered into the License Agreements which cover certain usage rights to Mount Sinai’s AI-ECG ECG algorithms, technology and patents in the field of screening for, or diagnosis of, certain cardiovascular diseases using electrocardiogram ECG data. The following License Agreements provide for worldwide rights to the ECG algorithms and all but two of the ECG algorithms provide for exclusive rights to the algorithms:

•        Deep learning ECG algorithms to derive Left Ventricular Ejection measures and detect Right Ventricular dysfunction;

•        Deep Learning ECG algorithm to detect Pulmonary Embolism;

•        Deep Learning ECG algorithms to predict right ventricle size and right ventricle systolic function;

•        Deep Learning ECG algorithm to Predict Premature Ventricular Contraction (PVC) related cardiomyopathy;

•        Deep learning ECG algorithm to identify left heart valvular dysfunction — mitral regurgitation — (nonexclusive);

•        Deep learning ECG algorithm to identify left heart valvular dysfunction — aortic stenosis (nonexclusive);

•        Electrocardiogram deep learning interpretability toolbox;

•        HeartBEiT Vision Transformer development platform;

•        Vision Transformer-based ECG algorithm to derive Left Ventricular Ejection Fraction;

•        Vision Transformer-based ECG algorithm to detection elevated ST segment; and

•        Vision Transformer-based ECG algorithm to detect Hypertrophic Cardiomyopathy.

Mount Sinai Issuances

On November 15, 2023, we closed the transactions contemplated under the Mount Sinai Securities Purchase Agreement and the licenses under the License Agreements, which became effective on that date. On November 16, 2023 and pursuant to the Mount Sinai Securities Purchase Agreement, we issued to Mount Sinai the following:

•        4,854,853 shares of Common Stock (the “Consideration Shares”);

•        pre-funded warrants to purchase up to 710,605 shares of Common Stock, with an exercise price per share of $0.00001, which warrants were issued in lieu of shares of Common Stock issuable to Mount Sinai to ensure that the number of shares of Common Stock held by Mount Sinai does not exceed the Beneficial Ownership Limitation (the “MTS Pre-Funded Warrants”); and

•        Common stock warrants to purchase up to 914,148 shares of Common Stock, having an exercise price per share equal to $0.5060, (the “MTS Warrants” and collectively with the Consideration Shares and the MTS Pre-Funded Warrants, the “MTS Securities”).

On December 1, 2023, the Company satisfied all material closing conditions of the Mount Sinai Securities Purchase Agreement and the MTS Warrants thereafter became fully exercisable by Mount Sinai.

Registration rights related to the MTS Securities provide that on or prior to the date of one hundred and fifty days (150) days after the closing date, we shall prepare and file with the SEC a Registration Statement on Form S-1 (or such other form as applicable) covering the resale under the Securities Act of the MTS Securities issued to Mount Sinai, subject to any limitations imposed by the Nasdaq Rules.

Mount Sinai Licensed Algorithms Development Methods

The application of AI to the ECG is playing an increasingly important role in patient screening, diagnosis, and management.

As larger rich clinical data sets become available, more sophisticated AI-ECG algorithms are being developed and delivering improved diagnostic performance. Improved data sciences methods such as convolutional neural networking (“CNNs”) and recently emerged vision transformer (“ViT”) methods allow for developing algorithms to diagnose heart disease conditions that were not possible in the past. Some examples include detection of left ventricle systolic dysfunction, right ventricle dysfunction, hypertrophic cardiomyopathy and valvular heart disease through low-cost ECG testing.

Mount Sinai is one of few nationally recognized cardiology institutions available that has created clinical records data sets greater than five million. They have used these extremely large ECG clinical data sets to develop innovative AI-ECG ECG algorithms using state-of-the art data science methods. The Mount Sinai algorithms were developed using methods such as CNNs as well as state-of-the-art ViT methods. HeartSciences has secured license agreements for 13 of Mount Sinai-developed AI-ECG ECG algorithms. Below are examples of algorithms HeartSciences believes to have important clinical value and significant commercial potential:

•        Left Ventricle Ejection Fraction <40%

•        Left Ventricle Ejection Fraction >50%

•        Right Ventricle Dysfunction

•        Pulmonary Embolism

•        LV Mitral Valve Regurgitation

•        LV Aortic Valve Stenosis

•        Hypertrophic Cardiomyopathy

Upon the completion of the offering, HeartSciences intends to conduct an expedited in-depth analysis to determine which of the ECG algorithms provide the best combination of clinical performance along with strong commercialization opportunity. HeartSciences also expects to increase internal data science staff to ensure the ability to respond to any data science needs related to fine tuning some of the existing algorithms if needed for optimal sensitivity/specificity performance.

Regulatory Approval

HeartSciences intends to work quickly to obtain regulatory approval on a number of key algorithms. This will require increased regulatory staff to support expedited regulatory submissions to the FDA for clearance and European regulatory approval. HeartSciences will use recruiting services that are specialized in finding and recruiting qualified candidates. Upon satisfying the Financing Requirement contemplated by the License Agreements, Mount Sinai will become a significant shareholder in the Company. Assuming at least $5,000,000 is raised in this offering, our anticipated commercialization efforts will initially focus on achieving FDA clearance and European CE Mark regulatory approval.

Algorithm Delivery Platforms

HeartSciences intends to make the algorithms available worldwide on an ECG hardware agnostic basis through the use of Health Insurance Portability and Accountability Act (HIPAA) and European General Data Protection Regulation (GDPR) compliant cybersecure cloud-based environment. Clinical institutions will be able to upload ECGs from anywhere and have the algorithm diagnostic results returned to them electronically. HeartSciences has identified software contractors that have developed ECG cloud environments in the past and are available to assist with design and development of a cloud environment that will meet these requirements. HeartSciences also intends to make multiple of these algorithms available on its MyoVista hardware platform. As the licensed algorithms have been developed with advanced data science methods using extremely large datasets, many of the advanced algorithms will require significant computing power. HeartSciences will need to test each algorithm to determine which one may be made available on the MyoVista hardware platform and may also need to upgrade the hardware platform of the MyoVista to increase hardware performance.

U.S. Commercialization Strategy

Sales staffing requirements due to the additional Mount Sinai algorithms will not initially change as these algorithms require regulatory approvals and approvals will most likely be staggered over time. Sales efficiencies should improve since sales access to existing customers that have already adopted the use of one algorithm is easier and the technical ECG upload processes of using the cloud-based algorithms is the same for all cloud-based algorithms. The algorithms will also be used in many of the same front-line clinical environments. The algorithms will be used in front-line clinical pathways as ECGs are used today but provide improved ECG testing for a more efficient patient referral process by detecting patients earlier that need to have image-based cardiology testing. The improved referral process can reduce healthcare costs while improving patient care by improving early detection of heart disease while reducing patient referrals for testing not needed on patients that could not effectively be tested through older conventional ECG testing.

HeartSciences believes there is a significant opportunity to partner with both pharmaceutical and medical device companies that would benefit from improved ECG testing for heart diseases related to their drug treatments or medical devices, for example partnering with a heart valve replacement provider to accelerate sales efforts by increasing the use of a new ECG algorithm to detect valvular disease. This would lower the cost of initial sales efforts by partially funding HeartSciences sales efforts.

Revenue Model related to Reimbursement and Algorithm Use

Insurers and payors such as CMS (Medicare) use payment codes to determine the procedure and the amount to pay providers (physicians and clinical institutions). The American Medical Association (AMA) has already issued a temporary Current Procedural Terminology (CPT) Category III code for AI assistive algorithmic ECG risk assessment for cardiac dysfunction. These codes are designed to facilitate the use, adoption, and potential reimbursement of emerging technologies. This provides physicians and clinical institutions with the ability to bill for multiple licensed algorithms which would allow clinical institutions to bill payors for use of many of the algorithms as they obtain regulatory approval. While we cannot be certain that these new codes will ultimately lead to the issuance of permanent CPT Category I codes, or that insurance coverage or payment can be obtained, if either are successful this will assist with adoption of the AI-ECG algorithms. As further algorithms are made commercially available via the MyoVista or cloud-based platform we would expect to adopt revenue models based on algorithm usage and/or recurring subscriptions.

Significant Early European Opportunity

HeartSciences sees significant additional commercial opportunities in Europe based on HeartSciences’ ongoing engagement with European based key opinion leaders (KOLs). Due to the pandemic and a chronic lack of funding, many European national health systems are suffering from cardiology diagnostic backlogs that are up to one year for most types of diagnostic imaging. Today there is not an effective low-cost method to prioritize these patient backlogs. This has led to an increase in adverse cardiovascular events for patients suffering these increased waiting periods.

Below are excerpts from recent articles related to chronic backlog issues in multiple European national health systems.

Telegraph.co.uk August 2023 Titled “It’s not just the NHS: health services are imploding all over Europe”

UK NHS (UK National Health Service) waiting list in the UK stood at 2.3 million in 2009 but by early 2020 had increased to 4.3 million. Today, the figure is about 7 million — equivalent to more than a tenth of the population. Overall, survey company Eurofound reported that more than one in five people in EU countries had foregone medical care, including examinations and treatments, during the first year of the pandemic — with a similar number reporting they still had unmet needs in spring 2022.

“We know that we’ve almost certainly missed a lot of serious illness during the pandemic,” says Anita Charlesworth, director of research at the Health Foundation and a former top civil servant. “And being able to have a timely diagnosis is really important. Early diagnosis tends to be associated with better outcomes and it tends to mean that you need less complex healthcare intervention, which is more costly in the end. “So early detection and diagnosis is in the patient’s interest and it’s also in the taxpayer’s interests.”

WHO March 2023 titled “The health workforce crisis in Europe is no longer a looming threat — it is here and now.”

European Region, …national health systems are struggling to keep up with the rising demand for health care, exacerbated by service backlogs caused by the COVID-19 pandemic, rising expectations from patients and the health risks posed by climate change and emergencies.

New York Times July 16, 2023 “National Treasure, Tarnished: Can Britain Fix Its Health Service?”

Cardiovascular-related fatalities, which can be linked to delays in treatment, were up particularly sharply, according to Stuart McDonald, an expert on mortality data at LCP, a London-based pension and investment advisory firm.

These chronic issues have many national health systems in Europe seeking more effective low-cost methods to assist with prioritizing and reducing the backlog through improved low-cost testing. Due to typically shorter regulatory review periods for European regulatory submissions as compared to FDA review periods HeartSciences feels there will be significant commercial opportunities early-on in Europe.

Debt Conversion

On January 24, 2023, we entered into Amendment No. 4 to the Loan and Security Agreement dated April 24, 2020 (the “Loan and Security Agreement”) with Front Range Ventures LLC (“FRV”) and Adams. Pursuant to the Loan and Security Agreement, a secured promissory note in the original principal amount of $500,000 was issued to FRV (the “FRV Note”) and a secured promissory note in the original principal amount of $500,000 was issued to Adams (the “Adams Note”). The Loan and Security Agreement was further amended on September 29, 2023 to amend the dates on which principal and accrued interest is due under the Adams Note. As consideration for such extension, we issued FRV and Adams warrants (the “$1M Lender Warrants”) to purchase an aggregate of 200,000 shares of Common Stock at an exercise price of $0.44 per share.

On November 16, 2023, we entered into the note conversion letter agreement, dated November 16, 2023, between us and Adams (the “Adams Note Conversion Letter Agreement”). Pursuant to the Adams Note Conversion Letter Agreement, in consideration for the conversion of the principal and interest amounts due under the Adams Note, on November 16, 2023, we: (1) issued 3,656,288 shares of Common Stock to Adams; and (2) entered into a Warrant Amendment Agreement with Adams, amending the $1M Lender Warrants owned by Adams to reduce the exercise price of an aggregate of 107,575 $1M Lender Warrants to $0.16 per share (the “Adams Warrant Amendment”). Except as expressly set forth in the Adams Warrant Amendment, the terms and provisions of the warrants held by Adams shall remain in full force and effect.

Common Stock Warrants

On November 16, 2023, we issued warrants to purchase up to 240,000 shares of Common Stock, at an exercise price of $0.17 per share, to a consultant of the Company (the “Consultant Warrants”) as consideration for services rendered to the Company.

Corporate Information

We are a Texas corporation based in Southlake, Texas and were incorporated in Texas in August 2007. Our principal executive offices are located at 550 Reserve Street, Suite 360, Southlake, TX 76092. Our telephone number is 682-237-7781. We are doing business under an assumed name, HeartSciences. Our website address is www.heartsciences.com. The information contained on, or that can be accessed through, our website is not part of this prospectus or the registration statement of which it forms a part. We have included our website address in this prospectus solely as an inactive textual reference.

SECURITIES OFFERED

The following summary contains basic information about the offering and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the securities being offered by the selling stockholders, please refer to the section of this prospectus titled “Description of Securities.”

Common stock offered by the Selling Stockholders

34,684,859 shares (the “Shares”) consisting of: (i) 4,854,853 shares of Common Stock (the “Mount Sinai Shares”) issued on November 16, 2023 to Icahn School of Medicine at Mount Sinai (“Mount Sinai”) pursuant to the Securities Purchase Agreement, dated September 20, 2023, between us and Mount Sinai (the “Mount Sinai Securities Purchase Agreement”), (ii) 710,605 shares of Common Stock issuable upon the exercise of pre-funded warrants to purchase Common Stock issued on November 16, 2023 to Mount Sinai pursuant to the Mount Sinai Securities Purchase Agreement (the “MTS Pre-Funded Warrants”), (iii) 914,148 shares of Common Stock issuable upon the exercise of our warrants to purchase Common Stock issued on November 16, 2023 to Mount Sinai pursuant to the Mount Sinai Securities Purchase Agreement (the “MTS Warrants” and together with the MTS Pre-Funded Warrants, the “Warrants” and the shares of Common Stock issuable in connection with the exercise of Warrants, the “Warrant Shares”), (iv) up to 21,423,965 shares of Common Stock (the “Lincoln Park Shares”) issuable to Lincoln Park Capital Fund, LLC (“Lincoln Park”) from time to time over approximately the next 26 months, at our sole discretion, in accordance with the Purchase Agreement, dated March 10, 2023, between us and Lincoln Park (the “Lincoln Park Purchase Agreement”), (v) 3,656,288 shares of Common Stock (the “Adams Shares”) issued on November 16, 2023 to John Q. Adams (“Adams”) pursuant to the note conversion letter agreement, dated November 16, 2023, between us and Adams (the “Adams Note Conversion Letter Agreement”), and (vi) 3,125,000 shares of Common Stock (the “Matthews Shares”) issued on November 16, 2023 to Matthews Southwest Holdings, Inc. (“Matthews”) pursuant to the note conversion letter agreement, dated November 16, 2023, between us and Matthews (the “Matthews Note Conversion Letter Agreement”).

Common stock outstanding before this offering	65,161,630 shares(1)
Common stock to be outstanding after this offering	99,846,489 shares(2)
Use of proceeds

We will not receive any of the proceeds from the Shares sold by the Selling Stockholders, other than any proceeds from any cash exercise of the Warrants. We will, however, receive proceeds from the sale of the Lincoln Park Shares directly to Lincoln Park pursuant to the Lincoln Park Purchase Agreement. We may receive up to $15,000,000 aggregate gross proceeds under the Lincoln Park Purchase Agreement from any sales we make to Lincoln Park pursuant to the Lincoln Park Purchase Agreement. We have previously received $1,224,050 in aggregate gross proceeds from prior sales of 2,864,522 shares, including the Initial Commitment Shares, under the Lincoln Park Purchase Agreement. Any proceeds that we receive from such sales and any exercise of the Warrants for cash will be used for working capital and general corporate purposes. See “Use of Proceeds” on page 23 of this prospectus.

Nasdaq Capital Market symbol	Our Common Stock is listed on the Nasdaq Capital Market under the symbol “HSCS”.
Plan of distribution

The Selling Stockholders may sell or otherwise dispose of the shares of Common Stock described in this prospectus in a number of different ways and at varying prices. See “Plan of Distribution” beginning on page 34 of this prospectus for more information about how the Selling Stockholders may sell or otherwise dispose of the shares of Common Stock being registered pursuant to this prospectus.

Risk factors

See “Risk Factors” beginning on page 20 of this prospectus and the other information included in, or incorporated by reference into, this prospectus for a discussion of certain factors you should carefully consider before deciding to invest in our securities.

____________

(1)      The number of shares of Common Stock is based on 65,161,630 shares outstanding as of February 28, 2024, and excludes:

•        6,483,709 shares of Common Stock issuable upon conversion of the 380,440 shares of issued and outstanding Series C Preferred Stock;

•        1,784,907 shares of Common Stock issuable upon the exercise of stock options issued to directors, employees and consultants of the Company, of which 436,993 have vested;

•        8,500,000 additional shares of Common Stock reserved for future issuance under our 2023 Equity Incentive Plan (as amended, the “2023 Plan”), that are reserved for future issuance to our employees, directors and consultants, of which 1,081,500 shares of our Common Stock are underlying awards under the 2023 Plan as of February 28, 2024.

•        752,636 shares of Common Stock issuable upon exercise of outstanding warrants (the “Investor Warrants”), the $1M Lender Warrants and the $1.5M Lender Warrants;

•        1,000,000 shares of Common Stock issuable upon exercise of the warrants issued pursuant to the Senior Unsecured Promissory Drawdown Loan Note (the “MSW Note”) with Matthews;

•        298,667 shares of Common Stock issuable upon exercise of the Remaining Bridge Warrants;

•        1,725,000 shares of Common Stock issuable upon exercise of the IPO Warrants, which includes the IPO Warrants issued pursuant to the underwriter’s over-allotment option in the IPO;

•        105,000 shares of Common Stock issuable upon exercise of the IPO Underwriter Warrants;

•        1,624,753 shares of Common Stock issuable upon exercise of the MTS Warrants and MTS Pre-Funded Warrants; and

•        150,000 shares of Common Stock issuable upon exercise of the Remaining Pre-Funded Bridge Warrant.

(2)      Assumes the issuance of 21,423,965 shares of Common Stock offered hereby that are issuable under the Lincoln Park Purchase Agreement.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should consider carefully the risks and uncertainties described below, together with all of the other information included in this prospectus as well as the risk factors included in Item 1A. “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended April 30, 2023 incorporated by reference into this prospectus, before making a decision to invest in our securities. Our business, results of operations, financial condition and prospects could also be harmed by risks and uncertainties that are not presently known to us or that we currently believe are not material. If any such risks actually occur, our business, platform, reputation, brand, results of operations, financial condition and prospects could be materially and adversely affected. In such an event, the market price of our securities could decline, and you could lose all or part of your investment. Please also read carefully the section below titled “Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to this Offering

The sale or issuance of our Common Stock to Lincoln Park may cause dilution and the sale of the shares of Common Stock acquired by Lincoln Park, or the perception that such sales may occur, could cause the price of our Common Stock to fall.

On March 10, 2023, we entered into the Lincoln Park Purchase Agreement with Lincoln Park pursuant to which we have the right, but not the obligation, to sell to Lincoln Park up to $15,000,000 of shares of our Common Stock from time to time over a 36-month term beginning only after certain conditions set forth in the Lincoln Park Purchase Agreement have been satisfied, including that that the registration statement registering such shares for resale shall have been declared effective under the Securities Act. In accordance with the Lincoln Park Purchase Agreement, on March 13, 2023, we issued 100,000 shares of our Common Stock to Lincoln Park (the “Initial Commitment Shares”) as consideration for its commitment to purchase the Lincoln Park Shares under the Lincoln Park Purchase Agreement. As a result of Lincoln Park’s purchases cumulatively reaching an aggregate amount of $2,000,000 of Lincoln Park Shares, in accordance with the Lincoln Park Purchase Agreement, we will issue an additional 62,500 shares of our Common Stock to Lincoln Park as consideration for such purchases.

Under the applicable rules of Nasdaq, on January 17, 2024, we obtained shareholder approval to issue to Lincoln Park, pursuant to the Lincoln Park Purchase Agreement, shares of our Common Stock, including the Commitment Shares, which may exceed 19.99% of the shares of our Common Stock outstanding immediately prior to the execution of the Lincoln Park Purchase Agreement (the “Beneficial Ownership Cap”). Pursuant to the Lincoln Park Purchase Agreement, we may not direct Lincoln Park to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Lincoln Park (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 13d-3 thereunder), would result in Lincoln Park and its affiliates beneficially owning more than 9.99% of the then total outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). As of February 28, 2024, we have issued 2,864,522 shares to Lincoln Park, including the Initial Commitment Shares, receiving gross proceeds of approximately $1.2 million.

We generally have the right to control the timing and amount of any future sales of our shares to Lincoln Park. Additional sales of our Common Stock, if any, to Lincoln Park will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the shares of our Common Stock that may be available for us to sell pursuant to the Lincoln Park Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales of the Lincoln Park Shares to Lincoln Park by us could result in substantial dilution to the interests of other holders of our Common Stock. Additionally, the sale of a substantial number of the Lincoln Park Shares to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect sales.

We may not have access to the full amount available under the Lincoln Park Purchase Agreement.

Under the Lincoln Park Purchase Agreement, we may, at our discretion from time to time over a 36-month period commencing after the satisfaction of certain conditions set forth in the Lincoln Park Purchase Agreement, subject to the Beneficial Ownership Limitation, on any single business day, direct Lincoln Park to purchase shares of our Common Stock in amounts up to 50,000 shares (subject to adjustment), subject to a maximum commitment by Lincoln Park of $750,000 per single regular purchase. Although the Lincoln Park Purchase Agreement provides that we may sell up to $15,000,000 of our Common Stock to Lincoln Park, only 21,423,965 shares of our Common Stock are being offered under this prospectus, which represents the shares of our Common Stock which may be issued to Lincoln Park in the future under the Lincoln Park Purchase Agreement, if and when we sell shares of our Common Stock to Lincoln Park under the Lincoln Park Purchase Agreement. As a result, depending on the market prices of our Common Stock, we may not be able to sell the full $15,000,000 commitment amount contemplated by the Lincoln Park Purchase Agreement. For example, assuming that we sell all of the 21,423,965 Lincoln Park Shares being registered for resale under this prospectus at an average purchase price of $0.1164 per share (which was the closing price of our Common Stock on the Nasdaq Capital Market on February 28, 2024), our total gross proceeds would only be approximately $2,493,750. As of February 28, 2024, we have issued 2,864,522 shares to Lincoln Park, including the Initial Commitment Shares, receiving gross proceeds of approximately $1.2 million.

In the event that the market prices of our Common Stock increases, we may be able to issue and sell more than the 21,423,965 shares of our Common Stock to Lincoln Park in an effort to obtain up to the full $15,000,000 commitment amount contemplated by the Lincoln Park Purchase Agreement; provided in such case we will need to register for resale under the Securities Act such incremental additional shares of our Common Stock, which will require additional time, resources and cost to us. In addition, the issuance and sale of such additional shares could cause substantial dilution to our stockholders.

The extent we rely on Lincoln Park as a source of funding will depend on a number of factors including the prevailing market price of our Common Stock and the extent to which we are able to secure working capital from other sources. If obtaining sufficient funding from Lincoln Park were to prove unavailable or prohibitively dilutive, we will need to secure another source of funding in order to satisfy our working capital needs. Even if we sell all $15,000,000 under the Lincoln Park Purchase Agreement to Lincoln Park, we may still need additional capital to fully implement our business, operating and development plans. Should the financing we require to sustain our working capital needs be unavailable or prohibitively expensive when we require it, the consequences could have a material adverse effect on our business, operating results, financial condition and prospects.

Our management will have broad discretion over the use of the net proceeds from our sale of the Lincoln Park Shares to Lincoln Park and any cash exercise of the Warrants. You may not agree with how we use the proceeds and the proceeds may not be invested successfully.

Our management will have broad discretion as to the use of the net proceeds from our sale of the Lincoln Park Shares to Lincoln Park and any cash exercise of the Warrants, and we could use them for purposes other than those contemplated at the time of commencement of this offering. Accordingly, you will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that, pending their use, we may invest those net proceeds in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flows.

We will need additional capital beyond the capital raised from the sale of the Lincoln Park Shares to Lincoln Park, and the sale of additional shares of our Common Stock, equity and/or debt securities could result in additional dilution to our shareholders.

Although the net proceeds of the sale of the Lincoln Park Shares to Lincoln Park, if any, are anticipated to be sufficient to achieve FDA clearance, which would allow us to market the MyoVista in the United States, there is no assurance that this would be the case and further funding may be required. We will need to raise additional capital beyond the capital raised in the IPO and from the sale of Lincoln Park Shares to Lincoln Park in order to support the sales launch of the MyoVista into the U.S., provide working capital and support further R&D. Such additional capital may be raised through a combination of private and public equity offerings, debt financings and collaborations, and strategic and licensing arrangements. To the extent that we raise additional capital through the issuance of our Common Stock, equity and/or convertible debt securities, your ownership interest will be diluted, and the terms may include liquidation or other preferences that adversely affect your rights as a holder of our Common Stock. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take certain actions, such as incurring debt, without prior approval, making capital expenditures or declaring dividends. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies or product or grant licenses on terms that are not favorable to us.

If we are unable to raise additional funds through equity or debt financing when needed, we may be required to delay, limit, reduce or terminate our product development, sales launch or marketing efforts or grant rights to develop and market product that we would otherwise prefer to develop and market ourselves.

Risks Related to Our Business and Industry

Interruptions in computing and data management cloud systems could impair the delivery of our cardiac monitoring services.

The success of our products and services will be dependent upon our ability to perform computing functions associated with our cardiac signal processing algorithms and data management. The diagnostic and monitoring functions rely on the uninterrupted availability of third-party cloud based computational and data management services. Availability of the cloud-based infrastructure is a critical link in our ability to deliver our services and could have a material adverse effect on our business and operating results. Furthermore, loss of data due to catastrophic events at the sites for these cloud-based computer systems could cause permanent harm to our customers. These adverse events associated with unavailability of our cloud based computational infrastructure could result in liability, claims and litigation against us for damages or injuries resulting from the disruption in service.

Our systems are also expected to be vulnerable to damage or interruption in cloud computational services from earthquakes, floods, fires, power loss, technical failures, terrorist attacks, computer viruses, break-ins, sabotage, and acts of vandalism. Despite any precautions that we may take, the occurrence of a natural disaster or other unanticipated problems could result in lengthy interruptions in these services.

Our proprietary data analytics engine may not operate properly, which could damage our reputation, give rise to claims against us or divert application of our resources from other purposes, any of which could harm our business and operating results.

The ECG data that is gathered through our products is governed AI-based ECG algorithms that are part of our service. The continuous development, maintenance and operation of our deep-learned backend data analytics engine is expensive and complex, and may involve unforeseen difficulties including material performance problems, undetected defects or errors. We may encounter technical obstacles, and it is possible that we may discover additional problems that prevent our proprietary algorithms from operating properly. We may also attempt to develop new capabilities and incorporate new technologies, including artificial intelligence, which could impact our data analytics platform’s performance. If our data analytics platform does not function reliably or fails to meet physician or payor expectations in terms of performance, physicians may stop prescribing our service and payors could attempt to cancel their contracts with us.

Any unforeseen difficulties we encounter in our existing or new software, cloud-based applications, telecommunication service providers, and analytics services, and any failure by us to identify and address them could result in loss of revenue or market share, diversion of development resources, injury to our reputation and increased service and maintenance costs. Correction of defects or errors could prove to be impossible or impracticable. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating results.

USE OF PROCEEDS

We will not receive any of the proceeds from the Shares sold by the Selling Stockholders, other than any proceeds from any cash exercise of the Warrants. We will, however, receive proceeds from the sale of the Lincoln Park Shares directly to Lincoln Park pursuant to the Lincoln Park Purchase Agreement. We may receive up to $15,000,000 in aggregate gross proceeds under the Lincoln Park Purchase Agreement from any sales of the shares of our Common Stock we make to Lincoln Park pursuant to the Lincoln Park Purchase Agreement after the date of this prospectus. We have previously received $1,224,050 in aggregate gross proceeds from prior sales of 2,864,522 shares, including the Initial Commitment Shares, under the Lincoln Park Purchase Agreement. We estimate that the net proceeds to us from the sale of the Lincoln Park Shares to Lincoln Park pursuant to the Lincoln Park Purchase Agreement will be up to $2,493,750 assuming that we sell the full amount of Lincoln Park Shares offered by this prospectus and assuming an average purchase price of $0.1164 per share (which was the closing price of our Common Stock on the Nasdaq Capital Market on February 28, 2024), and after other estimated fees and expenses. Depending on the market prices of our Common Stock and other factors, we may sell more (subject to certain requirements) or fewer than all of the shares offered by this prospectus, in which case our net offering proceeds may be more or less. In addition, because we are not obligated to sell any shares of our Common Stock under the Lincoln Park Purchase Agreement, other than the Commitment Shares, the actual total offering amount and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will receive any proceeds under or fully utilize the Lincoln Park Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information. Any proceeds that we receive from such sales of the Lincoln Park Shares will be used for working capital and general corporate purposes, which may include acquisitions, investments in or licenses of complementary products, technologies or businesses, operating expenses and capital expenditures. Our management will retain broad discretion in the allocation of the net proceeds from any sale of the Lincoln Park Shares.

We may also receive cash proceeds equal to the total exercise price of the Warrants issued to Mount Sinai to the extent any of such Warrants are exercised for cash. The exercise price of the MTS Warrants is $0.5060 per share of Common Stock and the exercise price of the MTS Pre-Funded Warrants is $0.00001. The exercise price and the number of shares of Common Stock issuable upon exercise of the Warrants may be adjusted in certain circumstances, including stock splits, dividends or distributions, or other similar transactions. The Warrants contain a “cashless exercise” feature that allows the holders to exercise any of such Warrants without making a cash payment to us if there is not an effective registration statement covering the resale of the shares issuable upon exercise of such Warrants. There can be no assurance that any of the Warrants will be exercised by the Selling Stockholders at all. To the extent we receive proceeds from the cash exercise of the Warrants, we intend to use such proceeds for working capital and general corporate purposes, which may include acquisitions, investments in or licenses of complementary products, technologies or businesses, operating expenses and capital expenditures. Our management will retain broad discretion in the allocation of the net proceeds from any exercise of the Warrants for cash.

The Selling Stockholders will pay any underwriting discounts, selling commissions or transfer taxes incurred in disposing of the Shares and the expenses of any attorney or other advisor they decide to employ. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus. These may include, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws and the fees and disbursements of our counsel and of our independent accountants and reasonable fees.

MARKET FOR COMMON STOCK AND DIVIDEND POLICY

Our Common Stock is traded on the Nasdaq Capital Market under the symbol “HSCS.” The last reported sale price of our Common Stock on February 28, 2024 on the Nasdaq Capital Market was $0.1164 per share. As of February 28, 2024, there were 295 holders of record of our Common Stock.

We have never declared or paid any cash dividends on our capital stock. We currently intend to retain any future earnings to fund the development and expansion of our business, and therefore we do not anticipate paying cash dividends on our Common Stock in the foreseeable future. Any future determination to pay dividends will be at the discretion of our Board of Directors and will depend on our results of operations, financial condition, capital requirements, contractual restrictions and other factors deemed relevant by our Board of Directors.

SELLING STOCKHOLDERS TRANSACTIONS

Mount Sinai

On September 20, 2023, we entered into multiple definitive License Agreements with Mount Sinai to commercialize a range of AI-ECG algorithms covering a range of cardiovascular conditions developed by Mount Sinai as well as a memorandum of understanding for ongoing cooperation encompassing de-identified data access, on-going research, and the evaluation of the MyoVista. The License Agreements, of which there are eleven in total, cover rights to thirteen AI-ECG cardiovascular algorithms, two data science methods for use with ECG waveforms and three filed patents.

On November 15, 2023, we closed the transactions contemplated under the Mount Sinai Securities Purchase Agreement and the Licenses under the License Agreements, which became effective on that date. On November 16, 2023 and pursuant to the Mount Sinai Securities Purchase Agreement, we issued to Mount Sinai the following:

•        4,854,853 shares of Common Stock (the “Consideration Shares” and collectively with the MTS Warrants and the MTS Pre-Funded Warrants, the “MTS Securities”);

•        The MTS Pre-Funded Warrants to purchase up to 710,605 shares of Common Stock, with an exercise price per share of $0.00001, which warrants were issued in lieu of shares of Common Stock issuable to Mount Sinai to ensure that the number of shares of Common Stock held by Mount Sinai does not exceed the Beneficial Ownership Limitation; and

•        The MTS Warrants to purchase up to 914,148 shares of Common Stock, having an exercise price per share equal to $0.5060.

Registration rights related to the MTS Securities provide that on or prior to the date of one hundred and fifty days (150) days after the closing date, we shall prepare and file with the SEC a Registration Statement on Form S-1 (or such other form as applicable) covering the resale under the Securities Act of the MTS Securities issued to Mount Sinai, subject to any limitations imposed by the Nasdaq Rules.

Lincoln Park Transaction

General

On March 10, 2023, we entered into the Lincoln Park Purchase Agreement with Lincoln Park pursuant to which we have the right, but not the obligation, to sell to Lincoln Park up to $15,000,000 of the Purchase Shares from time to time over a 36-month term beginning only after certain conditions set forth in the Lincoln Park Purchase Agreement have been satisfied, including that the Lincoln Park Registration Statement shall have been declared effective under the Securities Act. In accordance with the Lincoln Park Purchase Agreement, on March 13, 2023, we issued the Initial Commitment Shares to Lincoln Park as consideration for its commitment to purchase the Purchase Shares under the Lincoln Park Purchase Agreement. As a result of Lincoln Park’s purchases cumulatively reaching an aggregate amount of $2,000,000 of Purchase Shares, in accordance with the Lincoln Park Purchase Agreement, we will issue an additional 62,500 shares of our Common Stock to Lincoln Park as consideration for such purchases.

Concurrently with entering into the Lincoln Park Purchase Agreement, we entered into a registration rights agreement with Lincoln Park (the “Registration Rights Agreement”) pursuant to which we agreed to register the resale of the Purchase Shares and Commitment Shares that have been and may be issued to Lincoln Park under the Lincoln Park Purchase Agreement pursuant to the Lincoln Park Registration Statement. On March 29, 2023, we filed with the SEC the Lincoln Park Registration Statement registering the resale of the Purchase Shares and Commitment Shares that have been and may be issued to Lincoln Park under the Lincoln Park Purchase Agreement, and the SEC declared the Lincoln Park Registration Statement effective on April 10, 2023.

As of February 28, 2024, we have issued 2,864,522 shares to Lincoln Park, including the Initial Commitment Shares, receiving gross proceeds of approximately $1.2 million.

We may, from time to time and at our sole discretion, subject to the Beneficial Ownership Limitation, direct Lincoln Park to purchase shares of our Common Stock upon the satisfaction of certain conditions set forth in the Lincoln Park Purchase Agreement at a purchase price per share based on the market price of our Common Stock at the time of sale as computed under the Lincoln Park Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Lincoln Park Purchase Agreement.

On January 17, 2024, we obtained shareholder approval to issue to Lincoln Park, pursuant to the Lincoln Park Purchase Agreement, shares of our Common Stock, including the Commitment Shares, which exceed 1,927,022 shares, which was then equal to 19.99% of the shares of our Common Stock outstanding immediately prior to the execution of the Lincoln Park Purchase Agreement. The Lincoln Park Purchase Agreement also prohibits us from directing Lincoln Park to purchase any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Lincoln Park, would result in Lincoln Park and its affiliates’ exceeding the Beneficial Ownership Limitation.

Purchase of Shares under the Purchase Agreement

Regular Purchases

After the Commencement Date, on any business day selected by us, we may direct Lincoln Park to purchase up to 50,000 shares of our Common Stock on such business day (or the purchase date), which we refer to as a Regular Purchase, provided that the closing sale price of our Common Stock on Nasdaq is not below $0.10 on the applicable purchase date, and provided, further, that (i) a Regular Purchase shall be increased to up to 75,000 shares if the closing sale price of our Common Stock on Nasdaq is not below $0.75 on the applicable purchase date, (ii) a Regular Purchase shall be increased to up to 100,000 shares if the closing sale price of our Common Stock on Nasdaq is not below $1.00 on the applicable purchase date, (iii) a Regular Purchase shall be increased to up to 150,000 shares if the closing sale price of our Common Stock on Nasdaq is not below $2.00 on the applicable purchase date, (iv) a Regular Purchase shall be increased to up to 200,000 shares if the closing sale price of our Common Stock on Nasdaq is not below $2.50 on the applicable purchase date. However, we may not direct Lincoln Park to purchase more than $750,000 in shares under any single Regular Purchase.

The purchase price per share for each such Regular Purchase will be equal to the lesser of:

•        the lowest sale price for our Common Stock on the purchase date of such shares; and

•        the average of the three lowest closing sale prices for our Common Stock during the ten (10) consecutive business days prior to the purchase date of such shares.

Accelerated Purchases

We may also direct Lincoln Park, subject to the Beneficial Ownership Limitation, on any business day on which we have properly submitted a Regular Purchase notice to purchase an additional amount of our Common Stock (an “Accelerated Purchase”) of up to the lesser of:

•        three times the number of shares purchased pursuant to such Regular Purchase; or

•        30% of the aggregate shares of our Common Stock traded during all or, if certain trading volume or market price thresholds specified in the Lincoln Park Purchase Agreement are crossed on the applicable Accelerated Purchase date, the portion of the normal trading hours on the applicable Accelerated Purchase date prior to such time that any one of such thresholds is crossed, which period of time on the applicable Accelerated Purchase date (the “Accelerated Purchase Measurement Period”).

The purchase price per share for each such Accelerated Purchase will be equal to the lesser of 97% of:

•        the volume-weighted average price of our Common Stock during the applicable Accelerated Purchase Measurement Period on the applicable Accelerated Purchase date; and

•        the closing sale price of our Common Stock on the applicable Accelerated Purchase date.

Additional Accelerated Purchases

We may also direct Lincoln Park, subject to the Beneficial Ownership Limitation, on any business day on which an Accelerated Purchase has been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement, to purchase an additional amount of our Common Stock (an “Additional Accelerated Purchase”), of up to the lesser of:

•        three times the number of shares purchased pursuant to such Regular Purchase; or

•        30% of the aggregate shares of our Common Stock traded during a certain portion of the normal trading hours on the applicable Additional Accelerated Purchase date as determined in accordance with the Purchase Agreement, which period of time on the applicable Additional Accelerated Purchase date we refer to as the “Additional Accelerated Purchase Measurement Period”.

We may, in our sole discretion, subject to the Beneficial Ownership Limitation, submit multiple Additional Accelerated Purchase notices to Lincoln Park on a single Accelerated Purchase date, provided that all prior Accelerated Purchases and Additional Accelerated Purchases (including those that have occurred earlier on the same day) have been completed and all of the shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the Purchase Agreement.

The purchase price per share for each such Additional Accelerated Purchase will be equal to the lesser of 97% of:

•        the volume weighted average price of our Common Stock during the applicable Additional Accelerated Purchase Measurement Period on the applicable Additional Accelerated Purchase date; and

•        the closing sale price of our Common Stock on the applicable Additional Accelerated Purchase date.

In the case of the Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, the purchase price per share will be equitably adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction occurring during the business days used to compute the purchase price.

Other than the Beneficial Ownership Limitation and as described above, there are no trading volume requirements or restrictions under the Purchase Agreement, and we will control the timing and amount of any sales of our Common Stock to Lincoln Park.

Suspension Events

Suspension Events under the Lincoln Park Purchase Agreement include the following:

•        the effectiveness of the registration statement of which this prospectus forms a part lapses for any reason (including, without limitation, the issuance of a stop order), or any required prospectus is unavailable for the resale by Lincoln Park of our Common Stock offered hereby, and such lapse or unavailability continues for a period of 10 consecutive business days or for more than an aggregate of 30 business days in any 365-day period, but excluding a lapse or unavailability where (i) we terminate a registration statement after Lincoln Park has confirmed in writing that all of the shares of our Common Stock covered thereby have been resold or (ii) we supersede one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering the shares of our Common Stock covered by the Lincoln Park Purchase Agreement (provided in the case of this clause (ii) that all of the shares of our Common Stock covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement);

•        suspension by our principal market of our Common Stock from trading for a period of one business day;

•        the de-listing of our Common Stock from the Nasdaq Capital Market, our principal market, provided, our Common Stock is not immediately thereafter trading on the New York Stock Exchange, the Nasdaq Global Market, the Nasdaq Global Select Market, the NYSE American, the NYSE Arca, the OTC Bulletin Board, the OTCQX or the OTCQB operated by the OTC Markets Group, Inc. (or nationally recognized successor to any of the foregoing);

•        the failure for any reason by our transfer agent to issue purchased shares of our Common Stock to Lincoln Park within two business days after the purchase date, Accelerated Purchase date or Additional Accelerated Purchase date, as applicable, on which Lincoln Park is entitled to receive such purchased shares;

•        any breach of the representations, warranties, covenants or other terms or conditions contained in the Lincoln Park Purchase Agreement or the Lincoln Park Registration Rights Agreement that has or could have a Material Adverse Effect (as defined in the Lincoln Park Purchase Agreement) and, in the case of a breach of a covenant that is reasonably curable, that is not cured within a period of at least five business days;

•        our Common Stock ceases to be DTC authorized and ceases to participate in the DWAC/FAST systems; or

•        any voluntary or involuntary participation or threatened participation in insolvency or bankruptcy proceedings by or against us.

Lincoln Park does not have the right to terminate the Lincoln Park Purchase Agreement upon any of the suspension events set forth above; however, the Lincoln Park Purchase Agreement will automatically terminate upon initiation of insolvency or bankruptcy proceedings by or against us. During any suspension event, or if any event that, after notice and/or lapse of time, would reasonably be expected to become a suspension event, has occurred and is continuing, all of which are outside of Lincoln Park’s control, we may not direct Lincoln Park to purchase any shares of our Common Stock under the Lincoln Park Purchase Agreement.

Our Termination Rights

We have the unconditional right, at any time, for any reason and without any payment or liability to us, to give notice to Lincoln Park to terminate the Purchase Agreement.

No Short-Selling or Hedging by Lincoln Park

Lincoln Park has agreed that neither it nor any of its affiliates shall engage in any direct or indirect short-selling or hedging of our Common Stock during any time prior to the termination of the Lincoln Park Purchase Agreement.

Prohibitions on Variable Rate Transactions

Subject to specified exceptions included in the Lincoln Park Purchase Agreement, we are limited in our ability to enter into specified variable rate transactions during the term of the Lincoln Park Purchase Agreement. Such transactions include, among others, the issuance of convertible securities with a conversion or exercise price that is based upon or varies with the trading price of our Common Stock after the date of issuance, the issuance of securities with embedded anti-dilution provisions, the issuance of securities with an embedded put or call right or at a price subject to being reset after the initial issuance contingent on our business or market performance.

Effect of Performance of the Purchase Agreement on our Stockholders

All shares registered in this offering that have been or may be issued or sold by us to Lincoln Park under the Lincoln Park Purchase Agreement are expected to be freely tradable. Such shares registered in this offering may be sold over a period of up to approximately 26 months commencing on the date of this prospectus. The sale by Lincoln Park of a significant amount of shares registered in this offering at any given time could cause the market price of our Common Stock to decline and be highly volatile. Sales of our Common Stock to Lincoln Park, if any, will depend upon market conditions and other factors to be determined by us. We may ultimately decide to sell to Lincoln Park all, some or none of the additional shares of our Common Stock that may be available for us to sell pursuant to the Purchase Agreement. If and when we do sell shares to Lincoln Park, after Lincoln Park has acquired the shares, Lincoln Park may resell all, some or none of those shares at any time or from time to time in its discretion. Therefore, sales to Lincoln Park by us under the Lincoln Park Purchase Agreement may result in substantial dilution to the interests of other holders of our Common Stock. In addition, if we sell a substantial number of shares to Lincoln Park under the Lincoln Park Purchase Agreement, or if investors expect that we will do so, the actual sales of shares or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. However, we have the right to control the timing and amount of any additional sales of our shares to Lincoln Park and the Lincoln Park Purchase Agreement may be terminated by us at any time at our discretion without any cost to us.

Pursuant to the terms of the Lincoln Park Purchase Agreement, we have the right, but not the obligation, subject to the Beneficial Ownership Limitation, to direct Lincoln Park to purchase up to $15,000,000 of our Common Stock, exclusive of the Initial Commitment Shares issued to Lincoln Park on the date of the Lincoln Park Purchase Agreement. The Lincoln Park Purchase Agreement prohibits us from issuing or selling to Lincoln Park under the Lincoln Park Purchase Agreement any shares of our Common Stock if those shares, when aggregated with all other shares of our Common Stock then beneficially owned by Lincoln Park, would exceed the Beneficial Ownership Limitation. On January 17, 2024, we obtained shareholder approval to issue to Lincoln Park, pursuant to the Lincoln Park Purchase Agreement, shares of our Common Stock, including the Commitment Shares, which may exceed the Beneficial Ownership Cap.

The following table sets forth the amount of gross proceeds we would receive from Lincoln Park from our sale of shares to Lincoln Park under the Purchase Agreement at varying purchase prices:

Assumed Average Purchase Price Per Share		Number of Registered Shares to be Issued if Full Purchase(1)	Percentage of Outstanding Shares After Giving Effect to the Issuance to Lincoln Park(2)	Gross Proceeds from the Sale of Shares to Lincoln Park Under the $15 Million Purchase Agreement(1)
$0.1164	(3)	21,423,965	24.8%	$2,493,750
$0.25		21,423,965	24.8%	$5,355,991
$0.50		21,423,965	24.8%	$10,711,983
$1.00		13,775,950	17.4%	$13,775,950
$2.00		6,887,975	9.6%	$13,775,950

____________

(1)      Represents the total number of shares of our Common Stock that we would have sold under the Purchase Agreement (excluding the Commitment Shares) at the corresponding assumed average purchase price set forth in the adjacent column, up to the aggregate purchase price of $13,775,950 (the remaining amount available under the Lincoln Park Purchase Agreement as of February 28, 2024), if available, without regard for the Beneficial Ownership Limitation, and up to the maximum number of Lincoln Park Shares being registered pursuant to this prospectus.

(2)      The denominator is based on 65,161,630 shares outstanding as of February 28, 2024, adjusted to include the issuance of (i) the Commitment Shares issued to Lincoln Park upon the execution of the Lincoln Park Purchase Agreement and (ii) the number of shares set forth in the adjacent column that we would have sold to Lincoln Park, assuming the average purchase price in the first column. The numerator is based on the number of shares issuable under the Lincoln Park Purchase Agreement (that are the subject of this offering up to the maximum number of Lincoln Park Shares being registered pursuant to this prospectus) at the corresponding assumed average purchase price set forth in the first column.

(3)      The closing sale price of our Common Stock on February 28, 2024.

John Q. Adams

In April 2020, we entered into the $1M Loan and Security Agreement, with FRV and Adams (a former director of our Company). Each of FRV and Adams committed to lend a principal amount of $500,000, totaling $1 million, evidenced by secured, non-convertible promissory notes that we refer to as the $1M Notes. The loan was drawn in three installments of $300,000 upon execution of the $1M Loan and Security Agreement, $350,000 in July 2020 and $350,000 in September 2020. The loan accrued interest at a rate of 12% per annum, compounded annually, which is payable at maturity. We were also required to pay default interest at a rate of 18% per annum, compounded annually, on any unpaid amounts due at maturity until the loan amounts are fully repaid. The loan is secured by substantially all of the Company’s assets and intellectual property.

The loan had an original maturity date of September 30, 2021, which was amended on September 30, 2021, making the note repayable on demand. The loan was amended on November 3, 2021, extending the maturity to September 30, 2022; further amended in May 2022 to extend the maturity date to September 30, 2023; amended again in January 2023 to (i) further extend the maturity date of the portion of the $1M Notes issued to one lender (in the principal amount of $0.5 million) to March 31, 2024 and (ii) further extend the maturity date of the remaining portion of the $1M Notes issued to the other lender (in the principal amount of $0.5 million) to September 30, 2024. The $1M Loan and Security Agreement was further amended in September 2023 to extend the interest maturity date to one lender to December 31, 2023. In October 2023, we issued additional $1M Lender Warrants to purchase 200,000 shares of our Common Stock to lenders of the $1M Notes as consideration for the extension of the interest maturity date to one lender. On November 16, 2023, we entered into the Adams Warrant Amendment, amending the $1M Lender Warrants owned by Adams to reduce the exercise price of an aggregate of 107,575 $1M Lender Warrants to $0.16 per share. The exercise prices of the $1M Lender Warrants range from $0.16 to $2.89 per share as of February 28, 2024.

Matthews Southwest Holdings, Inc.

On August 12, 2021, we issued a note for the amount of $500,000 to Matthews, a beneficial owner owning more than 5% of our Common Stock. The maturity date of this note, as amended, was November 30, 2021. This note has been repaid and there are no further obligations owed by our Company. In connection with the issuance of this note, we also issued 10,101 shares of our Common Stock as a facility fee for the note to Matthews.

On September 7, 2023, we entered into the MSW Note with Matthews. The MSW Note provided for an unsecured drawdown loan of up to $1,000,000. As of November 14, 2023, the Company had drawn $500,000 under the MSW Note and issued 1,000,000 Existing MSW Warrants to purchase shares of Common Stock in lieu of certain fees payable under the MSW Note.

On November 15, 2023, we entered into the Note Conversion Letter Agreements with MSW and Adams (collectively, the “Lenders”). On November 16, 2023, pursuant to the Note Conversion Letter Agreements, in consideration for the conversion of the aggregate principal and interest amount due under the Notes, we: (1) issued an aggregate of 6,781,288 shares of Common Stock to the Lenders, comprised of (a) 3,125,000 shares of Common Stock to MSW and (b) 3,656,288 shares of Common Stock issued to Adams; (2) entered into the MSW Warrant Amendment with MSW, amending the Existing MSW Warrants to reduce the exercise price of an aggregate of 1,000,000 Existing MSW Warrants to $0.16 per share; and (3) entered into the Adams Warrant Amendment, amending the $1M Lender Warrants owned by Adams to reduce the exercise price of an aggregate of 107,575 $1M Lender Warrants to $0.16 per share. Except as expressly set forth in the MSW Warrant Amendment and the Adams Warrant Amendment, the terms and provisions of the warrants held by the Lenders shall remain in full force and effect.

SELLING STOCKHOLDERS

Unless the context otherwise requires, as used in this prospectus, “Selling Stockholders” includes the selling stockholders listed below and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge or other non-sale related transfer.

We have prepared this prospectus to allow the Selling Stockholders or their successors, assignees or other permitted transferees to sell or otherwise dispose of, from time to time, up to 34,684,859 shares of our Common Stock, which consist of: (i) 4,854,853 Mount Sinai Shares, (ii) 710,605 shares of Common Stock issuable upon the exercise of the MTS Pre-Funded Warrants, (iii) 914,148 shares of Common Stock issuable upon the exercise of the MTS Warrants, (iv) up to 21,423,965 Lincoln Park Shares issuable to Lincoln Park from time to time over approximately the next 26 months, at our sole discretion, in accordance with the Lincoln Park Purchase Agreement, (v) 3,656,288 Adams Shares issued to Adams pursuant to the Adams Note Conversion Letter Agreement, and (vi) 3,125,000 Matthews Shares issued to Matthews pursuant to the Matthews Note Conversion Letter Agreement.

The MTS Pre-Funded Warrants were exercisable by Mount Sinai immediately upon issuance, will survive until they are exercised in full and have an exercise price, which was pre-funded on September 20, 2023, of $0.00001 per share of Common Stock, subject to adjustment for stock splits, reverse stock splits, stock dividends and similar transactions. The MTS Warrants have an exercise price per share equal to $0.5060. Under the terms of the MTS Warrants, Mount Sinai may not exercise such MTS Warrants to the extent such exercise would cause Mount Sinai, together with its affiliates, to beneficially own a number of shares of our Common Stock which would exceed 4.99% of our then outstanding Common Stock following such exercise, excluding for purposes of such determination Common Stock issuable upon exercise of such MTS Warrants which have not been exercised. Under the terms of the MTS Pre-Funded Warrants, Mount Sinai may not exercise such Mount Sinai Pre-Funded Warrant to the extent such exercise would cause Mount Sinai, together with its affiliates, to beneficially own a number of shares of Common Stock which would exceed 9.99% of our then outstanding Common Stock following such exercise, excluding for purposes of such determination Common Stock issuable upon exercise of such Mount Sinai Pre-Funded Warrant which have not been exercised.

The Shares were issued or will be issuable to the Selling Stockholders in reliance on the exemption from securities registration in Section 4(a)(2) under the Securities Act and Rule 506 promulgated thereunder or Regulation S, to the extent applicable.

The shares of Common Stock to be offered by the Selling Stockholders are “restricted” securities under applicable federal and state securities laws and are being registered under the Securities Act to give the Selling Stockholders the opportunity to sell these shares publicly. The registration of these shares does not require that any of the shares be offered or sold by the Selling Stockholders. Subject to these resale restrictions, the Selling Stockholders may from time to time offer and sell all or a portion of their shares indicated below in privately negotiated transactions or on the Nasdaq Capital Market or any other market on which our Common Stock may subsequently be listed.

The registered shares may be sold directly or through brokers or dealers, or in a distribution by one or more underwriters on a firm commitment or best effort basis. To the extent required, the names of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offering will be set forth in a prospectus supplement. See the section of this prospectus entitled “Plan of Distribution”. The Selling Stockholders and any agents or broker-dealers that participate with the Selling Stockholders in the distribution of registered shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the registered shares may be deemed to be underwriting commissions or discounts under the Securities Act.

No estimate can be given as to the amount or percentage of Common Stock that will be held by the Selling Stockholders after any sales made pursuant to this prospectus because the Selling Stockholders are not required to sell any of the Shares being registered under this prospectus. The following table assumes that the Selling Stockholders will sell all of the Shares listed in this prospectus.

Unless otherwise indicated in the footnotes below, no Selling Stockholder has had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

We have prepared this table based on written representations and information furnished to us by or on behalf of the Selling Stockholders or information available to us. Since the date on which the Selling Stockholders provided this information, the Selling Stockholders may have sold, transferred or otherwise disposed of all or a portion of the shares of Common Stock in a transaction exempt from the registration requirements of the Securities Act. Unless otherwise indicated in the footnotes below, we believe that: (1) none of the Selling Stockholders are broker-dealers or affiliates of broker-dealers, (2) no Selling Stockholder has direct or indirect agreements or understandings with any person to distribute their Shares, and (3) the Selling Stockholders have sole voting and investment power with respect to all Shares beneficially owned, subject to applicable community property laws. To the extent any Selling Stockholder identified below is, or is affiliated with, a broker-dealer, it could be deemed, individually but not severally, to be an “underwriter” within the meaning of the Securities Act. Information about the Selling Stockholders may change over time. Any changed information will be set forth in supplements to this prospectus, if required.

The following table sets forth information with respect to the beneficial ownership of our Common Stock held, as of February 28, 2024, by the Selling Stockholders and the number of Shares being registered hereby and information with respect to shares to be beneficially owned by the Selling Stockholders after completion of the offering of the shares for resale. We have determined beneficial ownership in accordance with the rules of the SEC. The inclusion of any shares in this table does not constitute an admission of beneficial ownership by the persons named below. The percentages in the following table reflect the shares beneficially owned by the Selling Stockholders as a percentage of the total number of shares of Common Stock outstanding as of February 28, 2024. As of such date, 65,161,630 shares of Common Stock were outstanding.

	Shares Beneficially Owned Before this Offering(1)			Maximum Number of Shares of Common Stock to be Offered Pursuant to this Prospectus	Shares Beneficially Owned After this Offering(1)(2)
	Number		%	Number	Number	%
Selling Stockholder Name
Lincoln Park Capital Fund, LLC(3)	267,647	(4)	*	21,423,965 (5)	—	*
Icahn School of Medicine at Mount Sinai(6)	6,479,606	(7)	9.7%	6,479,606	—	*
John Q. Adams, Sr.(8)	3,763,863	(9)	5.8%	3,656,288	107,575	*
John H. Matthews(10)	5,241,758	(11)	7.9%	3,125,000	2,116,758	3.2%
TOTAL	15,752,874		23.8%	34,684,859	2,224,333	3.2%

____________

*        Denotes less than 1%

(1)      Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to the warrants, options and other convertible securities held by that person that are currently exercisable or exercisable within 60 days (of February 28, 2024) are deemed outstanding. Shares subject to warrants, options and other convertible securities, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)      We do not know when or in what amounts a Selling Stockholder may offer shares for sale. The Selling Stockholders may choose not to sell any or all of the shares offered by this prospectus. Because the Selling Stockholders may offer all or some of the Shares pursuant to this offering, we cannot estimate the number of the Shares that will be held by the Selling Stockholders after completion of the offering. However, for purposes of this table, we have assumed that, after completion of the offering, all of the Shares covered by this prospectus will be sold by the Selling Stockholders and that the Selling Stockholders do not acquire beneficial ownership of any additional shares.

(3)      Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, are deemed to be beneficial owners of all of the shares of Common Stock owned by Lincoln Park. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus in connection with the transactions contemplated under the Lincoln Park Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

(4)      Shares beneficially owned by Lincoln Park prior to the offering excludes the 21,423,965 shares of Common Stock being registered hereunder, which we may sell to Lincoln Park as purchase shares pursuant to the Lincoln Park Purchase Agreement, because the issuance and sale of such shares is solely at our discretion and is subject to certain conditions precedent, the satisfaction of all of which are outside of Lincoln Park’s control, including the Registration Statement on Form S-1 of which this prospectus is a part becoming and remaining effective under the Securities Act. Furthermore, under the terms of the Lincoln Park Purchase Agreement, issuances and sales of shares of our Common Stock to Lincoln Park are subject to certain limitations on the amounts we may sell to Lincoln Park at any time, including the Beneficial Ownership Limitation. See the description under the heading “Lincoln Park Transaction” for more information about the Lincoln Park Purchase Agreement. Includes 117,647 shares of Common Stock issuable upon the exercise of the IPO Warrants.

(5)      Represents one-third of the shares of our Common Stock held by non-affiliates of our Company as February 28, 2024 which may be issued by us to Lincoln Park under the Lincoln Park Purchase Agreement.

(6)      All of the shares are owned by Mount Sinai and its Board of Directors has sole voting and dispositive power over all such shares. The address of Mount Sinai is One Gustave L. Levy Place, New York, NY 10029.

(7)      Shares beneficially owned by Mount Sinai prior to the offering includes (i) 4,854,853 shares of Common Stock; (ii) 710,605 shares of Common Stock, issuable upon exercise of the MTS Pre-Funded Warrants; and (iii) 914,148 shares of Common Stock, issuable upon exercise of the MTS Warrants, each of which are subject to a 9.99% ownership restriction and which became exercisable immediately upon issuance.

(8)      All of the shares owned by John Q. Adams, a former director of the Company.

(9)      Consists of (i) 3,656,288 shares of Common Stock held directly and (ii) 107,575 shares of Common Stock issuable upon the exercise of the $1M Lender Warrants, without giving effect to the blocker provision described above, which became exercisable on November 16, 2023.

(10)    All of the shares are owned by either Matthews Holdings Southwest, Inc. (“MSW”). John H. Matthews, as sole controlling shareholder of MSW has sole voting and dispositive power over all such shares.

(11)    Consists of (i) 1,562 shares of our Common Stock issuable upon exercise of $1.5M Lender Warrants; (ii) 1,000,000 shares of our Common Stock issuable upon exercise of MSW Warrants, (iii) 117,647 shares of our Common Stock issuable upon exercise of IPO Warrants and (iv) 150,000 shares of our Common Stock issuable upon the exercise of Pre-Funded Bridge Warrants.

PLAN OF DISTRIBUTION

Pursuant to this prospectus, (i) we are registering the shares of our Common Stock previously issued to certain Selling Stockholders, and the shares of our Common Stock issuable upon exercise of the Warrants previously issued to certain Selling Stockholders to permit the resale of these shares of Common Stock by the holders of the Shares and the Warrants from time to time after the date of this prospectus, and (ii) we are offering up to 21,423,965 shares of our Common Stock that may be issued to Lincoln Park pursuant to the Lincoln Park Purchase Agreement.

We will not receive any of the proceeds from the Shares sold by the Selling Stockholders, other than any proceeds from any cash exercise of the Warrants. We will, however, receive proceeds from the sale of the Lincoln Park Shares directly to Lincoln Park pursuant to the Lincoln Park Purchase Agreement. We will bear all fees and expenses incident to our obligation to register the shares of Common Stock.

General

The Selling Stockholders may sell all or a portion of the shares of our Common Stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of our Common Stock are sold through underwriters or broker-dealers, the Selling Stockholders will be responsible for underwriting fees, discounts or commissions or agent’s commissions. The shares of our Common Stock may be sold by the Selling Stockholders in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. These sales may be effected in transactions, which may involve cross or block transactions:

•        on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•        in the over-the-counter market;

•        in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•        through the writing of options, whether such options are listed on an options exchange or otherwise;

•        in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•        in block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        through purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•        in an exchange distribution in accordance with the rules of the applicable exchange;

•        in privately negotiated transactions;

•        in short sales;

•        through the distribution of our Common Stock by any Selling Stockholder to its partners, members or stockholders;

•        through one or more underwritten offerings on a firm commitment or best efforts basis;

•        in sales pursuant to Rule 144;

•        whereby broker-dealers may agree with any Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

•        in a combination of any such methods of sale; and

•        in any other method permitted pursuant to applicable law.

If any Selling Stockholders effect such transactions by selling shares of our Common Stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Stockholders or commissions from purchasers of the shares of our Common Stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of our Common Stock or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of Common Stock in the course of hedging in positions they assume. The Selling Stockholders may also sell shares of Common Stock short and deliver shares of Common Stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Stockholders may also loan or pledge shares of Common Stock to broker-dealers that in turn may sell such shares. The Selling Stockholders may pledge or grant a security interest in some or all of the shares of Common Stock or Warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of Common Stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus. The Selling Stockholders also may transfer and donate the shares of Common Stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The Selling Stockholders, individually and not severally, and any broker-dealer participating in the distribution of the shares of Common Stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of Common Stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of Common Stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers. The Selling Stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of Common Stock against certain liabilities, including liabilities arising under the Securities Act.

Under the securities laws of some states, the shares of Common Stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of Common Stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered will be the purchase price of the Common Stock less discounts or commissions, if any. The Selling Stockholders reserve the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of Common Stock to be made directly or through agents. There can be no assurance that any Selling Stockholder will sell any or all of the shares of Common Stock registered pursuant to the registration statement of which this prospectus forms a part.

The Selling Stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of Common Stock by the Selling Stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of Common Stock to engage in market-making activities with respect to the shares of Common Stock. All of the foregoing may affect the marketability of the shares of Common Stock and the ability of any person or entity to engage in market-making activities with respect to the shares of Common Stock.

We will incur costs, fees and expenses in effecting the registration of the Shares covered by this prospectus, estimated to be approximately $41,000 in total, including, without limitation, all registration, filing, stock exchange fees, printing expenses, all fees and expenses of complying with applicable securities laws and the fees and disbursements of our counsel and of our independent registered public accounting firm and reasonable fees, provided, however, that a Selling Stockholder will pay all underwriting discounts, selling commissions or transfer taxes, if any. We will indemnify the Selling Stockholders against certain liabilities, including certain liabilities arising under the Securities Act or the Exchange Act. We may be indemnified by certain of the Selling Stockholders against certain liabilities, including certain liabilities arising under the Securities Act or the Exchange Act, that may arise from any written information furnished to us by a Selling Stockholder specifically for use in this prospectus.

Once sold under the registration statement, of which this prospectus forms a part, the shares of Common Stock will be freely tradable in the hands of persons other than our affiliates.

Lincoln Park Transaction

We may, from time to time and at our sole discretion, subject to the Beneficial Ownership Limitation, direct Lincoln Park to purchase shares of our Common Stock in amounts up to 50,000 shares on any single business day, subject to a maximum of $750,000 per purchase. In addition, upon notice to Lincoln Park, we may, from time to time and at our sole discretion, subject to the Beneficial Ownership Limitation, direct Lincoln Park to purchase additional shares of our Common Stock in “accelerated purchases,” and/or “additional accelerated purchases” as set forth in the Lincoln Park Purchase Agreement and described above in the section captioned “Selling Stockholders Transactions”. The purchase price per share is based on the market price of our Common Stock at the time of sale as computed under the Lincoln Park Purchase Agreement. Lincoln Park may not assign or transfer its rights and obligations under the Purchase Agreement. See “Selling Stockholders Transactions — Lincoln Park Transaction — Purchase of Shares under the Purchase Agreement.”

Lincoln Park is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act.

We will pay the expenses incident to the registration under the Securities Act of the offer and sale of the shares covered by this prospectus to Lincoln Park. We have agreed to indemnify Lincoln Park and certain other persons against certain liabilities in connection with the offering of shares of our Common Stock offered hereby, including liabilities arising under the Securities Act or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities. Lincoln Park has agreed to indemnify us against liabilities under the Securities Act that may arise from certain written information furnished to us by Lincoln Park specifically for use in this prospectus or, if such indemnity is unavailable, to contribute amounts required to be paid in respect of such liabilities.

Lincoln Park has represented to us that at no time prior to the Lincoln Park Purchase Agreement has Lincoln Park or its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any short sale (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of our Common Stock or any hedging transaction, which establishes a net short position with respect to our Common Stock. Lincoln Park agreed that during the term of the Lincoln Park Purchase Agreement, it, its agents, representatives or affiliates will not enter into or effect, directly or indirectly, any of the foregoing transactions.

We have advised Lincoln Park that it is required to comply with Regulation M promulgated under the Exchange Act. With certain exceptions, Regulation M precludes Lincoln Park, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the securities offered by this prospectus.

This offering of the Lincoln Park Shares will terminate on the date that all of the Lincoln Park Shares offered by this prospectus have been sold to Lincoln Park.

DESCRIPTION OF OUR SECURITIES

General

The following description summarizes the terms of our securities and certain provisions of our Certificate of Formation and our Bylaws. As it is only a summary, it does not contain all the information that may be important to you. For a complete description, you should refer to our Certificate of Formation and Bylaws, as in effect as of the date of filing with the SEC of this prospectus, the forms of which are included as exhibits to the registration statement of which this prospectus forms a part.

Our purpose is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the TBOC. Our authorized capital stock consists of five hundred million (500,000,000) shares of Common Stock, par value $0.001 per share, and twenty million (20,000,000) shares of preferred stock, or Preferred Stock, par value $0.001 per share of which, as of February 28, 2024, there were 65,161,630 shares of Common Stock outstanding and held of record by 295 shareholders and 380,440 shares of Series C Preferred Stock outstanding that, as of such date, were convertible into 6,483,709 shares of Common Stock and held of record by 64 shareholders. Of our authorized Preferred Stock, six hundred thousand (600,000) shares have been designated as Series C Preferred Stock, having a par value of $0.001 per share, of which 380,440 were outstanding as of February 28, 2024. Unless our Board of Directors determines otherwise, we have and will continue to issue all shares of our capital stock in uncertificated form.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held of record on all matters on which shareholders are entitled to vote generally, including the election or removal of directors, subject to certain limitations. The holders of our Common Stock do not have cumulative voting rights in the election of directors. Upon our liquidation, dissolution or winding up and after payment in full of all amounts required to be paid to creditors and to the holders of preferred stock having liquidation preferences, if any, the holders of our Common Stock will be entitled to receive pro rata our remaining assets available for distribution on a pro rata basis. Holders of our Common Stock do not have preemptive, subscription, redemption or conversion rights. The Common Stock will not be subject to further calls or assessment by us. There will be no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of our Common Stock are fully paid and non-assessable. The rights, powers, preferences and privileges of holders of our Common Stock will be subject to those of the holders of any shares of our Preferred Stock, including any Preferred Stock we may authorize and issue in the future.

As a Texas corporation, we are subject to certain restrictions on dividends under the TBOC. Generally, a Texas corporation may pay dividends to its shareholders out of its surplus (the excess of its assets over its liabilities and stated capital) unless the dividend would render the corporation insolvent.

The declaration, amount and payment of any future dividends will be at the sole discretion of our Board of Directors. Our Board of Directors may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions and implications on the payment of dividends by us to our shareholders.

We currently expect to retain all future earnings for use in the operation and expansion of our business and have no current plans to pay dividends.

Preferred Stock

Our Certificate of Formation authorizes our Board of Directors to establish one or more series of Preferred Stock (including convertible Preferred Stock). Unless required by law or by the TBOC, the authorized shares of Preferred Stock will be available for issuance without further action by our shareholders.

Our Board of Directors will be able to determine, with respect to any series of Preferred Stock, the powers including preferences and relative participations, optional or other special rights, and the qualifications, limitations or restrictions thereof, of that series, including, without limitation:

•        the designation of the series;

•        the number of shares of the series, which our Board of Directors may, except where otherwise provided in the preferred stock designation, increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares then outstanding);

•        whether dividends, if any, will be cumulative or non-cumulative and the dividend rate of the series;

•        the dates at which dividends, if any, will be payable;

•        the redemption rights and price or prices, if any, for shares of the series;

•        the terms and amounts of any sinking fund provided for the purchase or redemption of shares of the series;

•        the amounts payable on shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the affairs of the Company;

•        whether the shares of the series will be convertible into shares of any other class or series, or any other security, of the Company or any other corporation and, if so, the specification of the other class or series or other security, the conversion price or prices or rate or rates, any rate adjustments, the date or dates as of which the shares will be convertible and all other terms and conditions upon which the conversion may be made;

•        restrictions on the issuance of shares of the same series or of any other class or series; and

•        the voting rights, if any, of the holders of the series.

We will be able to issue a series of Preferred Stock that could, depending on the terms of the series, impede or discourage an acquisition attempt or other transaction that some, or a majority, of the holders of our Common Stock might believe to be in their best interests or in which the holders of our Common Stock might receive a premium for their Common Stock over the market price of the Common Stock. In addition, the issuance of Preferred Stock may adversely affect the rights of holders of our Common Stock by restricting dividends on the Common Stock, diluting the voting power of the Common Stock or subordinating the liquidation rights of the Common Stock. As a result of these or other factors, the issuance of Preferred Stock may have an adverse impact on the market price of our Common Stock.

Series C Preferred Stock

As of February 28, 2024, there were 380,440 shares of Series C Preferred Stock outstanding that, as of such date, were convertible into 6,483,709 shares of Common Stock. As of February 28, 2024, there were no shares of Series A Preferred Stock or Series B Preferred Stock outstanding.

The Series C Preferred Stock was issued from April 2019 to October 2020 to accredited investors and has a liquidation preference to the Common Stock. As of February 28, 2024, the liquidation preference was approximately $9.5 million. Any amendment to, or waiver of rights of the Series C Preferred Stock must include the consent of FRV, so long as FRV holds at least 71,000 shares of Series C Preferred Stock. Additionally, pursuant to a letter agreement entered into by and between the Company and FRV on April 10, 2019, for so long as FRV holds at least 71,000 shares of Series C Preferred Stock, it is entitled to appoint a member of the Board of Directors as well as a board observer (the “Appointment Rights”). As of February 28, 2024, FRV has not exercised its Appointment Rights.

Voting and Dividends

The holders of the shares of the Series C Preferred Stock have voting rights equal to an equivalent number of shares of the Common Stock into which such shares of Series C Preferred Stock are convertible and vote together as one class with the Common Stock.

The holders of the Series C Preferred Stock are entitled to receive dividends at an annual rate of $1.50 per share. Such dividends shall accrue and are payable out of funds legally available, are payable only when and if declared by the Board of Directors and are noncumulative. The Company is not permitted to declare, pay or set aside any dividends on shares of any other class or series of capital stock of the Company (other than dividends on shares of the Common Stock payable in shares of Common Stock) unless the holders of the shares of the Series C Preferred Stock then outstanding first receive, or simultaneously receive, a dividend on each outstanding share of the Series C Preferred Stock in an amount at least equal to the greater of (i) the amount of the aggregate dividends then accrued on such share of the Series C Preferred Stock and not previously paid and (ii) in the case of a dividend on the Common Stock or any class or series that is convertible into Common Stock, that dividend per share of Series C Preferred Stock as would equal the product of (1) the dividend payable on each share of such class or series determined, if applicable, as if all shares of such class or series had been converted into Common Stock and (2) the number of shares of Common Stock issuable upon conversion of a share of the Series C Preferred Stock.

No dividends have been declared to date on any shares of Preferred Stock.

Liquidation

In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of the Series C Preferred Stock are entitled to receive, prior and in preference to the holders of the Common Stock, a per share amount equal to the original issue price ($25.00 per share) plus any accrued but unpaid dividends thereon.

If upon the liquidation, dissolution or winding up of the Company, the assets of the Company that are legally available for distribution to the holders of the Series C Preferred Stock are insufficient to permit the payment to such holders of the full amounts above, then the entire assets of the Company that are legally available for distribution shall be distributed with equal priority and pro rata among the holders of the Series C Preferred Stock in proportion to what they would otherwise be entitled to receive.

After the payment of the full Series C Preferred Stock liquidation preference and unpaid accrued dividends, the holders of the Series C Preferred Stock shall participate in the distribution of the entire remaining assets of the Company legally available for distributions pro rata to holders of the Common Stock on an as converted basis. The sale of a majority of the capital stock of the Company or the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole shall be a “Deemed Liquidation Event” for the purpose of the Series C Preferred Stock.

Conversion

Each share of Series C Preferred Stock is convertible, at the option of the holder, at any time after the date of issuance of such share, into such number of fully paid and non-assessable shares of Common Stock determined by dividing the original issue price of $25.00 by the conversion price for such series in effect at the time of conversion for the Series C Preferred Stock. The conversion price for the Series C Preferred Stock is subject to adjustment in accordance with conversion provisions contained in our Certificate of Designations, Number, Voting Power, Preferences and Rights of Series C Convertible Preferred Stock dated March 12, 2019. As of February 28, 2024, the conversion price of the Series C Preferred Stock was $1.47 per share. See “— Antidilution Provisions” below.

Each share of Series C Preferred Stock automatically converts into shares of Common Stock at the conversion price at the time in effect immediately upon the Company’s sale of its Common Stock in a public offering provided that the offering price is not less than $16.50 per share (as adjusted for recapitalizations, stock combinations, stock dividends, stock splits and the like) and which results in aggregate cash proceeds of not less than $20.0 million before underwriting discounts, commissions, and fees. As of the date of this prospectus, no such sale has occurred.

Warrants

Investor Warrants

We issued the Investor Warrants in connection with various funding transactions or as consideration, in lieu of cash, for amounts billed in respect of services rendered to us. The Investor Warrants have terms ranging from five to ten years from the date of issuance. As of February 28, 2024, there were Investor Warrants to purchase 530,664 shares of Common Stock at exercise prices ranging from $0.17 to $8.25 per share.

Warrants issued in connection with the MSW Note

In September 2023, we issued warrants in lieu of a facility fee payment in connection with entering into the MSW Note with Matthews Southwest Holdings. These warrants have a five-year term from the date of issuance. As of February 28, 2024, there were 1,000,000 Existing MSW Warrants at an original exercise prices ranging from $1.00 to

$1.50 per share. On November 16, 2023, we entered into a Warrant Amendment Agreement with Matthews Southwest Holdings, amending the Existing MSW Warrants to reduce the exercise price of an aggregate of 1,000,000 Existing MSW Warrants to $0.16 per share.

Warrants issued in connection with the 2021 Bridge Financing

We issued the Bridge Warrants to originally purchase 775,420 shares of Common Stock in connection with the 2021 Bridge Financing. The Bridge Warrants expire five years after the date of issuance, beginning on December 22, 2026, with an initial exercise price of $9.08 per share, subject to certain adjustments. No holder of a Bridge Warrant may exercise any portion of a Bridge Warrant if after giving effect to such exercise, such holder (together with its Attribution Parties) would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable upon exercise of such holder’s Bridge Warrant. This limitation may be waived by a holder, at its election, upon not less than 61 days’ prior notice to the Company, to change the limitation to 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of such holder’s warrant. Any exercise of the Bridge Warrants resulting in a number of shares in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the exercise shall be deemed null and void and shall be cancelled ab initio.

On September 8, 2022, we entered into an amendment to the Bridge Warrants, which we refer to as the Bridge Warrant Amendment No. 1. The Bridge Warrant Amendment No. 1 amended the Bridge Warrants by (i) increasing the number of shares of Common Stock for which the Bridge Warrants are exercisable from a total of 1,365,960 shares to a total of 1,683,470 shares, (ii) lowering the exercise price to $4.25 per share, (iii) providing that, until June 15, 2023, the exercise price will be further adjusted whenever the Company issues shares of Common Stock for consideration per share that when multiplied by 1.25 is less than the exercise price then in effect, subject to certain exceptions, (iv) confirming that, for purposes of the Bridge Warrants, the value of each share of Common Stock and each IPO Warrant was deemed to be $4.125 and $0.125, respectively, (v) providing that the number of shares of Common Stock underlying the Bridge Warrants will only be adjusted if the Company (a) pays a stock dividend on one or more classes of its then outstanding shares of Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (b) subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its then outstanding shares of Common Stock into a larger number of shares or (c) combines (by combination, reverse stock split or otherwise) one or more classes of its then outstanding shares of Common Stock into a smaller number of shares, and (vi) amending the formula for calculating Black Scholes values.

On February 3, 2023, we entered into a second amendment to the Bridge Warrants, which we refer to as the Bridge Warrant Amendment No. 2. The Bridge Warrant Amendment No. 2 amended the Bridge Warrants by (i) lowering the exercise price of $4.25 for the Limited Period, during which period the exercise price was set at $1.00, subject to adjustments set forth in the Bridge Warrant; (ii) providing that during the Limited Period, the holder was able, in its sole discretion, to elect a cashless exercise of the Bridge Warrant in whole or in part, pursuant to which the holder received a net number of shares of Common Stock equal to one-third of the total number of shares into which the Bridge Warrant could otherwise have been exercised; and (iii) removing the exercise price adjustment provisions of the Bridge Warrants with limited exceptions for transactions such as stock dividends, stock splits, stock combinations and reverse stock splits. Additionally, the Bridge Warrant Amendment No. 2 provided that in the event that the aggregate number of shares of Common Stock to be received by a holder upon an exercise of its Bridge Warrant during the Limited Period would result in such holder’s receiving shares of Common Stock in excess of its applicable Bridge Maximum Percentage, in lieu of delivery of shares of Common Stock in excess of the Bridge Maximum Percentage, the holder would receive such excess shares as pre-funded warrants substantially in the form of the Pre-Funded Bridge Warrants, with certain exercise price adjustment provisions removed. Further, the Bridge Warrant Amendment No. 2 included a waiver of Section 4(w) of the Bridge SPA, which placed certain restrictions on the Company’s ability to issue securities for a specified period of time.

During the Limited Period, Bridge Warrants were exercised for (i) a total of 1,172,304 shares of Common Stock at an exercise price of $1.00 per share or pursuant to cashless exercises in which the holder received a net number of shares of Common Stock equal to one-third of the total number of shares with respect to which the Bridge Warrant was exercised and (ii) the Remaining Pre-Funded Bridge Warrant to purchase 150,000 shares of Common Stock. At the end the Limited Period, Remaining Bridge Warrants to purchase a total of 298,667 shares of Common Stock remained outstanding, with the exercise price adjusted back to $4.25 per share, subject to future adjustments as set forth in the Remaining Bridge Warrants.

The exercise price of the Remaining Bridge Warrants (as amended by the Bridge Warrant Amendment No. 1 and the Bridge Warrant Amendment No. 2) is subject to adjustment for certain events such as stock dividends, splits, and reverse splits or other combinations, but not otherwise as the result of issuances of additional securities by the Company, even if such issuances are at prices below the exercise price of the Bridge Warrants. Upon an adjustment of the exercise price as a result of a stock dividend, split, reverse split, combination or similar event, the number of shares of Common Stock to be received shall be proportionately adjusted. Otherwise, there are no antidilution provisions that result in adjustments to the number of shares of Common Stock to be received upon exercise of the Bridge Warrants.

All Pre-Funded Bridge Warrants that were issued upon conversion of the Bridge Notes have been exercised in full and are no longer outstanding as of the date of this prospectus, although the Remaining Pre-Funded Bridge Warrant issued in connection with Bridge Warrant Amendment No. 2 remains outstanding. For more information regarding the Bridge Warrants, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Description of Indebtedness — 2021 Bridge Financing”.

$1.5M Lender Warrants

In November 2021, we issued the $1.5M Lender Warrants exercisable for 4,545 shares of our Common Stock to noteholders of the $1.5M Notes as consideration for the extension of the maturity of the $1.5M Notes to January 31, 2023. The $1.5M Lender Warrants expire on October 12, 2026. The exercise price of the $1.5M Lender Warrants was $2.89 per share as of February 28, 2024.

$1M Lender Warrants

In November 2021, we issued warrants to purchase 15,152 shares of our Common Stock, which we refer to as the $1M Lender Warrants, to the lenders of the $1M Notes as consideration for the extension of the maturity of the $1M Loan and Security Agreement to September 30, 2022. The $1M Loan and Security Agreement was further amended in May 2022 to extend the maturity date to September 30, 2023 and amended again in January 2023 to (i) further extend the maturity date of the portion of the $1M Notes issued to one lender (in the principal amount of $0.5 million) to March 31, 2024 and (ii) further extend the maturity date of the remaining portion of the $1M Notes issued to the other lender (in the principal amount of $0.5 million) to September 30, 2024. The $1M Loan and Security Agreement was further amended in September 2023 to extend the interest maturity date to one lender to December 31, 2023. In October 2023, we issued additional $1M Lender Warrants to purchase 200,000 shares of our Common Stock to lenders of the $1M Notes as consideration for the extension of the interest maturity date to one lender. The exercise prices of the $1M Lender Warrants range from $0.16 to $2.89 per share as of February 28, 2024. On November 16, 2023, we entered into the Adams Warrant Amendment, amending the $1M Lender Warrants owned by Adams to reduce the exercise price of an aggregate of 107,575 $1M Lender Warrants to $0.16 per share.

IPO Warrants

The following summary of certain terms and provisions of the IPO Warrants that were included in the units (the “IPO Units”) that we offered and sold in our previously completed initial public offering of the IPO Units, plus the additional IPO Warrants issued as a result of the exercise, in part, of the underwriter’s over-allotment option in the IPO, is not complete and is subject to, and qualified in its entirety by, the provisions of the warrant agent agreement between us and Equiniti Trust Company, LLC, as warrant agent, and the form of warrant, both of which are included as exhibits to the registration statement of which this prospectus is a part.

Exercisability.    The IPO Warrants are exercisable at any time until 5:00 P.M. New York City time on June 17, 2027. The IPO Warrants are exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the IPO Warrants under the Securities Act, is effective and available for the issuance of such shares of Common Stock, or an exemption from registration under the Securities Act is available for the issuance of such shares of Common Stock, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. If a registration statement registering the issuance of the Common Stock underlying the IPO Warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such Common Stock, the holder may, in its sole discretion, elect to exercise the IPO Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of Common Stock determined according to the formula set forth in the IPO Warrant. No fractional shares of Common Stock will be issued in connection with the exercise of an IPO Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price. We will not effect the exercise of any portion of the IPO Warrants, and the holder will not have the right to exercise any portion of the IPO Warrants, and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the holder together with its affiliates and certain other persons specified in the IPO Warrants collectively would own beneficially in excess of 4.99% (or, upon election by a holder prior to the issuance of any IPO Warrants, 9.99%) of the shares of Common Stock outstanding immediately after giving effect to such exercise.

Exercise Price.    The exercise price per share purchasable upon exercise of the IPO Warrants is $4.25 per share. The exercise price is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting our shares of Common Stock and also upon any distributions of assets, including cash, stock or other property to our shareholders.

Transferability.    Subject to applicable laws, the IPO Warrants may be offered for sale, sold, transferred or assigned without our consent.

Warrant Agent.    The IPO Warrants were issued in registered form under a warrant agent agreement between Equiniti Trust Company, LLC, as warrant agent, and us. The IPO Warrants shall be represented only by one or more global warrants deposited with the warrant agent, as custodian on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., a nominee of DTC, or as otherwise directed by DTC.

Fundamental Transactions.    In the event of a fundamental transaction, as described in the IPO Warrants and generally including any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding shares of Common Stock, or any person or group becoming the beneficial owner of 50% of the voting power represented by our shares of Common Stock, the holders of the IPO Warrants will be entitled to receive upon exercise of the IPO Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the IPO Warrants immediately prior to such fundamental transaction.

Rights as a Shareholder.    Except as otherwise provided in the IPO Warrants or by virtue of such holder’s ownership of our shares of Common Stock, the holder of an IPO Warrant does not have the rights or privileges of a holder of our Common Stock, including any voting rights, until the holder exercises the IPO Warrant.

Governing Law.    The IPO Warrants and the warrant agent agreement are governed by New York law.

IPO Underwriter Warrants

At the consummation of the IPO, we issued warrants to the underwriter, or the IPO Underwriter Warrants, to purchase 105,000 shares of Common Stock, representing 7.0% of the aggregate number of shares of Common Stock underlying the IPO Units sold in the IPO. The IPO Underwriter Warrants expire at 5:00 P.M. New York City time on June 17, 2027, have an exercise price equal to $4.25, which is equal to 100% of the public offering price per IPO Unit in the IPO, provide for a “cashless” exercise, and contain certain antidilution adjustments (but excluding any price based antidilution). The IPO Underwriter Warrants contain provisions for unlimited “piggyback” registration rights for a period of no greater than three (3) years from the date of the IPO in compliance with FINRA Rule 5110(g)(8)(D). Pursuant to FINRA Rule 5110I, the IPO Underwriter Warrants and any shares of Common Stock issued upon exercise of the IPO Underwriter Warrants may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the securities by any person for a period of 180 days beginning on the date of commencement of sales of the IPO, except certain transfers of such securities, including: (i) by operation of law or by reason of our reorganization; (ii) to any FINRA member firm participating in the IPO and the officers or partners thereof, if all securities so transferred remain subject to lock-up restriction set forth in Section 4(a) of the IPO Underwriter Warrants for the remainder of the time period; (iii) if the aggregate amount of our securities held by the IPO underwriter or related persons do not exceed 1% of the securities offered in the IPO; (iv) that is beneficially owned on a pro rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund and the participating members in the aggregate do not own more than 10% of the equity in the fund; or (v) the exercise or conversion of any security, if all securities remain subject to the lock-up restriction set forth in Section 4(a) of the IPO Underwriter Warrants for the remainder of the time period.

Options

We previously granted certain of our employees and board members stock option awards where vesting is contingent upon a service period, as we believe that such awards better align the interests of our employees with those of our shareholders. Such stock option awards were granted with an exercise price equal to or above the market price of our Common Stock at the date of grant. Certain stock option awards provide for accelerated vesting if there is a change in control, as defined in the option agreement. Stock options may not, subject to certain limited exceptions, be exercised when an employee leaves our Company. Where option awards were granted based on service periods, they generally vest quarterly based on three years of continuous service for executive directors and employees, or 12 months continuous service for directors and have 10-year contractual terms. As of February 28, 2024, there were time-based options to purchase a total of 1,218,367 shares of Common Stock at an average exercise price of $1.98 per share.

We also previously granted stock option awards where vesting is contingent upon meeting various departmental and/or company-wide performance goals, including, in some instances, FDA and/or CE Mark regulatory approval and/or certain EBITDA and funding thresholds. Such performance-based stock options are expected to vest when the performance criteria and metrics have been met. These stock options have a term of ten years. As of February 28, 2024, there were performance-based options to purchase a total of 566,540 shares of Common Stock at an average exercise price of $5.03 per share.

Antidilution Provisions

As of February 28, 2024, 6,483,709 shares of Common Stock issuable upon conversion of the Series C Preferred Stock were subject to antidilution protection provisions. The holders of these securities may be entitled to receive additional shares of Common Stock upon conversion of the Series C Preferred Stock.

Anti-takeover Effects of Certain Provisions of Our Certificate of Formation, Bylaws and Texas Law

Our Certificate of Formation and Bylaws and the TBOC contain provisions, which are summarized in the following paragraphs, which are intended to enhance the likelihood of continuity and stability in the composition of our Board of Directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of our Board of Directors to maximize shareholder value in connection with any unsolicited offer to acquire us. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of the Company by means of a tender offer, a proxy contest or other takeover attempt that a shareholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of Common Stock held by shareholders.

Authorized but unissued capital stock

Texas law does not require shareholder approval for any issuance of authorized shares. However, the listing requirements of the Nasdaq, which apply so long as our securities are listed on the Nasdaq, require shareholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Common Stock. Additional shares that may be issued in the future may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

Our Board of Directors may generally issue shares of Preferred Stock on terms calculated to discourage, delay or prevent a change of control of the Company or the removal of our management. Moreover, our authorized but unissued shares of Preferred Stock are available for future issuances without shareholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, to facilitate acquisitions and employee benefit plans.

One of the effects of the existence of unissued and unreserved shares of Common Stock or Preferred Stock may be to enable our Board of Directors to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive our shareholders of opportunities to sell their shares of Common Stock at prices higher than prevailing market prices.

Classified Board of Directors

Our Certificate of Formation provides that our Board of Directors be divided into three classes of directors, with the classes to be as nearly equal in number as possible, and with the directors serving three-year terms. As a result, approximately one-third of our Board of Directors will be elected each year. The classification of directors will have the effect of making it more difficult for shareholders to change the composition of our Board of Directors. Our Certificate of Formation and Bylaws provide that, subject to any rights of holders of Preferred Stock to elect additional directors under specified circumstances, the number of directors will be fixed from time to time exclusively pursuant to a resolution adopted by the Board of Directors.

Removal of directors; vacancies

Under the TBOC, unless otherwise provided in our Certificate of Formation, directors serving on a classified board may be removed by the shareholders only for cause. Our Certificate of Formation provides that directors may be removed only for cause. In addition, our Certificate of Formation also provides that, subject to the rights granted to one or more series of Preferred Stock then outstanding, any vacancy occurring in our Board of Directors may be filled by election at an annual or special meeting of the shareholders called for that purpose or by the affirmative vote of a majority of the directors then in office (even if the remaining directors constitute less than a quorum of the Board of Directors), and any director so chosen shall hold office for the remainder of the term to which the director has been selected and until such director’s successor shall have been elected and qualified.

No cumulative voting

Under Texas law, the right to vote cumulatively does not exist unless the certificate of formation specifically authorizes cumulative voting. Our Certificate of Formation does not authorize cumulative voting. Therefore, shareholders holding a majority in voting power of the shares of our stock entitled to vote generally in the election of directors will be able to elect all our directors.

Special shareholder meetings

Our Certificate of Formation provides that special meetings of our shareholders may be called at any time by the Board of Directors, the chairman of the Board of Directors or the chief executive officer of the Company. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.

Requirements for advance notification of director nominations and shareholder proposals

Our Bylaws establish advance notice procedures with respect to shareholder proposals and the nomination of for election as directors, other than nominations made by or at the direction of the Board of Directors or a committee of the Board of Directors. In order for any matter to be “properly brought” before a meeting, a shareholder will have to comply with advance notice requirements and provide us with certain information. Generally, to be timely, a shareholder’s notice must be received at our principal executive offices not less than 75 days nor more than 100 days prior to the first anniversary date of the immediately preceding annual meeting of shareholders. Our Bylaws also specify requirements as to the form and content of a shareholder’s notice. Our Bylaws allow the chairman of the meeting at a meeting of the shareholders to adopt rules and regulations for the conduct of meetings which may have the effect of precluding the conduct of certain business at a meeting if the rules and regulations are not followed. These provisions may also defer, delay or discourage a potential acquiror from conducting a solicitation of proxies to elect the acquiror’s own slate of directors or otherwise attempting to influence or obtain control of the Company.

Shareholder action by written consent

Our Certificate of Formation provides that any action required or permitted to be taken at an annual or special meeting of shareholders may be taken by written consent in lieu of a meeting of shareholders only with the unanimous written consent of our shareholders.

Amendment and restatement of bylaws

Our Bylaws provide that the Board of Directors is expressly authorized to make, alter, amend, change, add to, rescind or repeal, in whole or in part, our Bylaws without a shareholder vote in any matter not inconsistent with the laws of the State of Texas and our Certificate of Formation.

The combination of the classification of our Board of Directors and the lack of cumulative voting will make it more difficult for shareholders to replace our Board of Directors as well as for another party to obtain control of us by replacing our Board of Directors. Because our Board of Directors has the power to retain and discharge our officers, these provisions could also make it more difficult for existing shareholders or another party to effect a change in management.

These provisions may have the effect of deterring hostile takeovers or delaying or preventing changes in control of our management or the Company, such as a merger, reorganization or tender offer. These provisions are intended to enhance the likelihood of continued stability in the composition of our Board of Directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of the Company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions are also intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares that could result from actual or rumored takeover attempts. Such provisions may also have the effect of preventing changes in management.

Dissenters’ rights of appraisal and payment

Under the TBOC, with certain exceptions, our shareholders will have appraisal rights in connection with a merger, a sale of all or substantially all of our assets, an interest exchange or a conversion. Pursuant to the TBOC, shareholders who properly request and perfect appraisal rights in connection with such merger, sale of all or substantially all of our assets, interest exchange or conversion will have the right to receive payment of the fair value of their shares as agreed to between the shareholder and the Company or, if they are unable to reach agreement, as determined by the State District Court in Tarrant County, Texas.

Shareholders’ derivative actions

Under the TBOC, any of our shareholders may bring an action in our name to procure a judgment in our favor, also known as a derivative action, provided that the shareholder bringing the action (i) is a holder of our shares at the time of the transaction to which the action relates or such shareholder became a shareholder by operation of law from a person that was a shareholder at the time of the transaction to which the action relates and (ii) fairly and adequately represents the interests of the Company in enforcing the right of the Company.

Limitations on liability and indemnification of officers and directors

The TBOC authorizes corporations to limit or eliminate the personal liability of directors to corporations and their shareholders for monetary damages for breaches of directors’ fiduciary duties (other than breaches of the directors’ duty of loyalty to corporations or their shareholders), subject to certain exceptions. Our Certificate of Formation includes a provision that limits the personal liability of directors for monetary damages for an act or omission in the director’s capacity as a director to the fullest extent permitted by Texas law. However, exculpation will not apply to any director if the director has acted in bad faith, engaged in intentional misconduct, knowingly violated the law, authorized illegal dividends or redemptions, derived an improper benefit from his or her actions as a director or engaged in an act or omission for which the liability of the director is expressly provided by an applicable statute.

Our Certificate of Formation provides that we must indemnify our directors and officers to the fullest extent authorized by the TBOC. We also are expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for our directors, officers and certain employees for some liabilities. We believe that these indemnification provisions and insurance will be useful to attract and retain qualified directors and officers.

The limitation of liability and indemnification provisions in our Certificate of Formation and Bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. In addition, your investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. As of February 28, 2024, there is no pending material litigation or proceeding involving any of our directors, officers or employees for which indemnification is sought.

Business combinations

Under Title 2, Chapter 21, Subchapter M of the TBOC, we may not engage in certain “business combinations” with any “affiliated shareholder,” or any affiliate or associate of the affiliated shareholder for a three-year period following the time that the shareholder became an affiliated shareholder, unless:

•        prior to such time, our Board of Directors approved either the business combination or the transaction which resulted in the shareholder becoming an affiliated shareholder; or

•        not less than six months after the affiliated shareholders’ share acquisition date, the business combination is approved by the affirmative vote at a meeting, and not by written consent, of holders of at least 662/3% of our outstanding voting shares that are not owned by the affiliated shareholder or an affiliate or associate of the affiliated shareholder.

Generally, a “business combination” includes a merger, asset or stock sale or other similar transaction. Subject to certain exceptions, an “affiliated shareholder” is a person who beneficially owns (as determined pursuant to Title 2, Chapter 21, Subchapter M of the TBOC), or within the previous three years beneficially owned, 20% or more of our outstanding voting shares. For purposes of this section only, “voting share” has the meaning given to it in Title 2, Chapter 21, Subchapter M of the TBOC.

Under certain circumstances, this provision will make it more difficult for a person who would be an “affiliated shareholder” to effect various business combinations with the Company for a three-year period. This provision may encourage companies interested in acquiring the Company to negotiate in advance with our Board of Directors because the shareholder approval requirement would be avoided if our Board of Directors approves either the business combination or the transaction that results in such shareholder becoming an affiliated shareholder. These provisions also may have the effect of preventing changes in our Board of Directors and may make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.

Listing

Our Common Stock and the IPO Warrants are listed on the Nasdaq Capital Market under the symbol “HSCS” and “HSCSW,” respectively.

Transfer agent, warrant agent and registrar

The transfer agent, warrant agent and registrar for our Common Stock and IPO Warrants is Equiniti Trust Company, LLC.

LEGAL MATTERS

The validity of the shares of our Common Stock being offered by this prospectus will be passed upon for us by Foley Shechter Ablovatskiy LLP, New York, New York.

EXPERTS

The financial statements as of April 30, 2023 and 2022, and for the years then ended and related notes, incorporated by reference into this prospectus, and the registration statement of which it forms a part have been so incorporated in reliance on the report of Haskell & White LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act with respect to the securities we are offering pursuant to this prospectus. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement, as permitted by the rules and regulations of the SEC. For further information with respect to us and our securities, we refer you to the registration statement, including the exhibits filed as a part of the registration statement. Statements made in this prospectus concerning the contents of any contract, agreement or other document are summaries of all material information about the contract, agreement or other document summarized, but are not complete descriptions of all terms of those contracts, agreements or other documents. If we filed any of those contracts, agreements or other documents as an exhibit to the registration statement, you may read the contract, agreement or other document itself for a complete description of its terms. Each statement in this prospectus relating to a contract, agreement or other document filed as an exhibit is qualified in all respects by the filed exhibit.

You can read our SEC filings, including the registration statement, annual, quarterly and special reports and proxy statements, as well as other information over the Internet at the SEC’s website at www.sec.gov or by visiting our website that we maintain at www.heartsciences.com where you may access the same free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Information contained on, or that can be accessed through, our website does not constitute part of this prospectus, and the inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our securities.

DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them. This means that we can disclose important information to you by referring you to those documents instead of having to repeat the information in this document. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial registration statement, as amended, and prior to effectiveness of the registration statement, and (2) after the date of this prospectus and prior to the termination of this offering. Such information will automatically update and supersede the information contained in this prospectus and the documents listed below:

(a)     Our Annual Report on Form 10-K for the year ended April 30, 2023 filed with the SEC on July 19, 2023;

(b)    Our Quarterly Report on Form 10-Q for the quarter ended July 31, 2023 filed with the SEC on September 14, 2023; and for the quarter ended October 31, 2023 filed with the SEC on December 14, 2023;

(c)     Our Current Reports on Form 8-K filed with the SEC on August 4, 2023, August 17, 2023, August 30, 2023, September 7, 2023, September 21, 2023; September 22, 2023; November 13, 2023; November 17, 2023; November 21, 2023; November 27, 2023; November 28, 2023; December 6, 2023; January 18, 2024; January 31, 2024 and February 15, 2024; and

(d)    The description of our Common Stock and IPO Warrants, which is contained in the Registration Statement on Form 8-A, filed with the SEC on June 14, 2022, and including any amendments or reports filed for the purpose of updating such description.

Notwithstanding the foregoing, information that we elect to furnish, but not file, or have furnished, but not filed, with the SEC in accordance with SEC rules and regulations is not incorporated into this Registration Statement, shall not be deemed “filed” under the Securities Act, and does not constitute a part hereof.

We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You may request this information by contacting our corporate headquarters at the following address: at 550 Reserve St, Suite 360, Southlake, Texas 76092, Attn: Danielle Watson, or by calling (682) 237-7781 or at the following email address: investorrelations@heartsciences.com.

GLOSSARY OF TERMS

The following definitions shall apply to the terms used in this prospectus.

Terms Used by and for United States Federal Regulators and Regulations

“510(k)” means a premarket notification submission to the FDA for determination that a medical device is substantially equivalent to another legally U.S. marketed medical device prior to such device being marketed.

“CDC” means the U.S. Centers for Disease Control and Prevention.

“Class II” means a classification of medical devices that are subject to the FDA’s General Controls, and special controls as deemed necessary by the FDA to ensure the safety and effectiveness of the device. These special controls can include submission of a 510(k), performance standards, post-market surveillance, patient registries and FDA guidance documents.

“CMS” means U.S. Centers for Medicare & Medicaid Services.

“De Novo” means the process for obtaining authorization from the FDA of a novel medical device that is low to moderate risk for which general controls alone, or general and special controls, provide reasonable assurance of safety and effectiveness for the intended use, but for which there is no legally marketed predicate device. Devices that are classified (or re-classified) into Class II through a De Novo classification request may be marketed and used as predicates for future premarket notification 510(k) submissions, when applicable.

“FDA” means the U.S. Food and Drug Administration.

“FINRA” means the Financial Industry Regulatory Authority.

“HHS” means the U.S. Health and Human Services — Office of the Inspector General.

“JOBS Act” means the Jumpstart our Business Startups Act of 2012.

“SEC” means the U.S. Securities and Exchange Commission.

Terms Used in Jurisdictions Other Than the U.S.

“CE Mark” means Conformité Européene Mark.

Terms Used for Medical and Medical Device Related Purposes

“AI” means artificial intelligence.

“Aortic stenosis” means narrowing of the valve between the heart’s main pumping chamber and the body’s main artery.

“CAD” means coronary artery disease.

“CPT” means Current Procedural Terminology.

“Diastolic phase” means the period of the heart’s relaxation or filling phase (as opposed to the heart’s period of contraction or pumping phase called “systolic”) of a heartbeat.

“Diastolic dysfunction” means impaired left ventricular relaxation and elevated filling pressures during the diastolic phase.

“Ejection Fraction” means percentage of fluid pumped out of the ventricle during the systolic phase of the cardiac cycle.

“ECG” means electrocardiogram or electrocardiograph as appropriate, which is also known by the acronym “EKG.”

“echo” means an echocardiogram.

“Elevated ST segment” means an ECG electrocardiogram in which the portion of the ECG heart beat record called the ST segment is elevated and may indicate a serious blockage of a coronary artery and that a section of the heart muscle is currently dying.

“Hypertrophic Cardiomyopathy” means a condition affecting the left ventricle where the walls become thick and stiff.

“LV” means left ventricular.

“LVD” means left ventricular dysfunction.

“LVDD” means left ventricular diastolic dysfunction.

“Mitral regurgitation” means a disorder in which the mitral valve on the left side of the heart does not close properly and therefore leakage occurs in the direction it is designed to prevent.

“Premature Ventricular Contraction” means extra heartbeats that begin in one of the heart’s two lower pumping chambers (ventricles). These extra beats disrupt the regular heart rhythm.

“Pulmonary Embolism” means sudden blockage in your pulmonary arteries, the blood vessels that send blood to your lungs.

“sensitivity” means the true positive rate or the percentage probability of a positive test result identifying patient with a condition as compared to the gold standard test which in our case is an echo.

“Systolic phase” means the heart’s period of contraction or pumping phase.

Terms Used in Connection with Our Company and Products

“$1.5M Lender Warrants” means the warrants issued to holders of the $1.5M Notes as consideration for the extension of the maturity of the $1.5M Notes.

“$1.5M Notes” means our 12% secured subordinated convertible promissory notes in the aggregate principal amount of $1.5 million issued to accredited investors between December 2020 and April 2021.

“$130K Note” means our private placement on August 12, 2019 with FRV, an accredited investor, of an unsecured drawdown convertible promissory note in the amount of $130,000.

“$1M Lender Warrants” means the warrants issued to holders of the $1M Notes as consideration for the extension of the maturity of the $1M Notes.

“$1M Loan and Security Agreement” means the Loan and Security Agreement entered into by and among the Company, FRV and John Q. Adams, Sr. in April 2020 in connection with the $1M Notes, as amended by Amendment No. 1 dated September 30, 2021, Amendment No. 2 dated November 3, 2021, Amendment No. 3 dated May 24, 2022 and Amendment No. 4 dated January 24, 2023.

“$1M Notes” means our 12% secured, non-convertible promissory notes payable to FRV and John Q. Adams, Sr. in the aggregate principal amount of $1 million, as amended and restated.

“Certificate of Designations” means our Certificate of Designations, Number, Voting Power, Preferences and Rights of Series C Convertible Preferred Stock of Heart Test Laboratories, Inc., as filed with the Secretary of State of the State of Texas on March 12, 2019.

“Investor Warrants” means all outstanding warrants to purchase 56,726 shares of our Common Stock issued in connection with funding or as consideration for services rendered to the Company and excludes the Bridge Warrants, Pre-Funded Bridge Warrants, $1M Lender Warrants and $1.5M Lender Warrants.

“IPO Underwriter Warrants” means the warrants to purchase an aggregate of 105,000 shares of Common Stock that were issued to the underwriter in the IPO as a portion of the underwriting compensation payable in connection with the IPO.

“IPO Warrants” means all outstanding warrants to purchase shares of our Common Stock that were issued as part of the IPO Units in the IPO plus additional warrants to purchase 225,000 shares of Common Stock that were issued in the IPO as a result of the underwriter’s exercise of its over-allotment option in part.

“IT” means our information technology. “MyoVista” means the MyoVista wavECG device.

“Series A Preferred Stock” means our Series A convertible preferred stock, par value $0.001 per share, all outstanding shares of which converted to Common Stock in connection with our IPO.

“Series B Preferred Stock” means our Series B convertible preferred stock, par value $0.001 per share, all outstanding shares of which were cancelled in connection with our IPO.

“Series C Preferred Stock” means our Series C convertible preferred stock, par value $0.001 per share.

Terms Used in Connection with Our 2021 Bridge Financing

“2021 Bridge Financing” means our private placement, pursuant to a securities purchase agreement, with a lead investor and additional accredited investors of the Bridge Notes, Pre-Funded Bridge Warrants and Bridge Warrants from December 2021 through February 2022, which were issued to such lead investor and additional accredited investors in exchange for the secured subordinated convertible notes and warrants issued to them in an initial closing of a private placement in October 2021.

“2021 Bridge Securities” means, collectively, the Bridge Notes, the Pre-Funded Bridge Warrants and Bridge Warrants.

“Bridge Attribution Parties” are any Bridge Purchaser, together with its affiliates and any other person acting as a group as defined under Section 13(d) of the Exchange Act with regard to determining Bridge Maximum Percentage.

“Bridge Notes” means the 8% secured Senior Subordinated Convertible Loan Notes we sold to Bridge Purchasers pursuant to the Bridge SPA.

“Bridge Purchasers” means the accredited investors who purchased our securities pursuant to the Bridge SPA.

“Bridge SPA” means the Securities Purchase Agreement we entered into with the Bridge Purchasers in connection with the 2021 Bridge Financing.

“Bridge Warrant Amendment No. 1” means Amendment No. 1 to Bridge Warrant by and between Heart Test Laboratories, Inc. and the lead investor under the Bridge SPA, dated September 8, 2022.

“Bridge Warrant Amendment No. 2” means Amendment No. 2 to Bridge Warrant by and between Heart Test Laboratories, Inc. and the lead investor under the Bridge SPA, dated February 3, 2023.

“Bridge Warrants” means the warrants to purchase our Common Stock issued along with the Bridge Notes pursuant to the Bridge SPA. The term “Bridge Warrants” does not include the Pre-Funded Bridge Warrants.

“Bridge Maximum Percentage” means the beneficial ownership in excess of 4.99% of the number of shares of the Common Stock outstanding immediately prior to, and immediately after giving effect to, the conversion of all or any portion of the Bridge Notes as applied to Bridge Attribution Parties unless a holder has notified the Company that it has elected to increase the Bridge Maximum Percentage to 9.99%.

“Pre-Funded Bridge Warrants” means the warrants issued as a result of the number of shares of Common Stock issued to a Bridge Purchaser upon conversion of in the Bridge Notes being in excess of the Bridge Maximum Percentage.

Heart Test Laboratories, Inc.

UP TO 34,684,859 SHARES OF COMMON STOCK

__________________________________

PRELIMINARY PROSPECTUS

__________________________________

__________________________________

The date of this prospectus is ________, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.     Other Expenses of Issuance and Distribution.

The following table sets forth the expenses to be incurred in connection with the offering described in this registration statement, all of which will be paid by the registrant. All amounts are estimates except the SEC registration fee.

SEC registration fee	$609.22
Transfer agent, warrant agent and registrar fees and expenses	$5,000
Legal fees and expenses	$20,000
Printing fees and expenses	$2,500
Accounting fees and expenses	$7,500
Miscellaneous	$5,000
Total	$40,609.22

Item 14.     Indemnification of Directors and Officers

Heart Test Laboratories, Inc. (the “Company”, “we”, “us” or “our”) was incorporated under the laws of Texas.

The Texas Business Organizations Code (the “TBOC”) permits a corporation to indemnify a director who was, is or is threatened to be a named defendant or respondent in a proceeding as a result of the performance of his duties if such person acted in good faith and, in the case of conduct in the person’s official capacity as a director, in a manner he reasonably believed to be in the best interests of the corporation and, in all other cases, that the person reasonably believed his conduct was not opposed to the best interests of the corporation and with respect to any criminal action or proceeding, that such person had no reasonable cause to believe his conduct was unlawful.

Subject to certain exceptions, the TBOC further permits a corporation to eliminate in its certificate of formation all monetary liability of the corporation’s directors to the corporation or its shareholders for conduct in performance of such director’s duties. Our amended and restated certificate of formation (the “Certificate of Formation”) provides that a director of the Company will not be liable to the Company or its shareholders for monetary damages for any act or omission by the director in the performance of his duties, except that, pursuant to the TBOC, there will be no limitation of liability to the extent the director has been found liable under applicable law for: (i) breach of the director’s duty of loyalty owed to our Company or our shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of the director to our Company or that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which the director received an improper benefit, regardless of whether the benefit resulted from an action taken within the scope of the director’s duties; or (iv) an act or omission for which the liability of the director is expressly provided for by an applicable statute.

Sections 8.101 and 8.103 of the TBOC provide that a corporation may indemnify a person who was, is or is threatened to be a named defendant or respondent in a proceeding because the person is or was a director only if a determination is made that such indemnification is permissible under the TBOC: (i) by a majority vote of the directors who at the time of the vote are disinterested and independent, regardless of whether such directors constitute a quorum; (ii) by a majority vote of a board committee designated by a majority of disinterested and independent directors and consisting solely of disinterested and independent directors; (iii) by special legal counsel selected by the board of directors or a committee of the board of directors as set forth in (i) or (ii); (iv) by the shareholders in a vote that excludes the shares held by directors who are not disinterested and independent; or (v) by a unanimous vote of the shareholders.

Section 8.104 of the TBOC provides that a corporation may pay or reimburse, in advance of the final disposition of the proceeding, reasonable expenses incurred by a present director who was, is or is threatened to be made a named defendant or respondent in a proceeding after the corporation receives a written affirmation by the director of his good faith belief that he has met the standard of conduct necessary for indemnification under Section 8.101 and a written undertaking by or on behalf of the director to repay the amount paid or reimbursed if it is ultimately determined that he has not met that standard or if it is ultimately determined that indemnification of the director is not otherwise permitted under the TBOC. Section 8.105 also provides that reasonable expenses incurred by a former director, or a present or former employee, agent or officer of a corporation, who was, is or is threatened to be made a named defendant or respondent in a proceeding may be paid or reimbursed by the corporation, in advance of the final disposition of the action, as the corporation considers appropriate.

Section 8.105 of the TBOC provides that, subject to restrictions in its certificate of formation and to the extent consistent with other law, a corporation may indemnify and advance expenses to a person who is not a director, including an officer, employee or agent of the corporation as provided by: (i) the corporation’s governing documents; (ii) an action by the corporation’s governing authority; (iii) resolution by the shareholders; (iv) contract; or (v) common law. As consistent with Section 8.105, persons who are not directors may seek indemnification and advancement of expenses from the Company to the same extent that directors may seek indemnification and advancement of expenses from the Company.

Further, our Certificate of Formation and second amended and restated bylaws (the “Bylaws”) provide that we must indemnify our directors and officers to the fullest extent authorized by law. We believe that these indemnification provisions and the directors’ and officers’ insurance are useful to attract and retain qualified directors and executive officers.

We have also entered into indemnification agreements with each of our directors and certain of our officers. The indemnification agreements provide, among other things, for indemnification to the fullest extent permitted by the TBOC and our Certificate of Formation and Bylaws against (i) any and all direct and indirect liabilities and reasonable expenses, including judgments, fines, penalties, interest and amounts paid in settlement of any claim with our approval and reasonable counsel fees and disbursements and (ii) any liabilities incurred as a result of serving as a director, officer, employee or agent (including as a trustee, fiduciary, partner or manager or in a similar capacity) of another enterprise or an employee benefit plan at our request. The indemnification agreements also provide for, or will provide for, the advancement or payment of expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our Certificate of Formation and Bylaws or the terms of the indemnification agreements.

We expect to maintain standard policies of insurance that provide coverage (1) to our directors and officers against loss rising from claims made by reason of breach of duty or other wrongful act and (2) to us with respect to indemnification payments that we may make to such directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling us under any of the foregoing provisions, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15.     Recent Sales of Unregistered Securities

In the three years preceding the filing of this registration statement, we have issued the securities described in this section, which were not registered under the Securities Act.

•        From December 2020 to April 2021, we issued and sold secured convertible promissory notes (the “$1.5M Notes”) to accredited investors in the aggregate principal amount of $1.5 million. The $1.5M Notes accrue interest at a rate of 12% per annum.

•        In June 2021, July 2021, and November 2021, we issued warrants to purchase 30,781 shares of our Common Stock, par value $0.001 per share (the “Common Stock”), in exchange for consulting services and extensions of the $1M Loan and Security Agreement and the $1.5M Notes. See “Description of Securities-$1M Lender Warrants and $1.5M Lender Warrants” for a description of these warrants.

•        In August 2021, the Company issued 10,101 shares of Common Stock as a facility fee in connection with the Unsecured Promissory Draw Down Note for non-cash consideration amounting to $35,000.

•        From October 2021 to February 28, 2022, we issued and sold senior subordinated convertible notes (the “Bridge Notes”) in the aggregate principal amount of $4.7 million to accredited investors for net proceeds of $4.2 million after deduction of the 10% original issue discount on our Bridge Notes (the “2021 Bridge Financing”). The Bridge Notes accrued interest at a rate of 8% per annum. The Company received net proceeds of approximately $4.2 million.

•        In connection with the 2021 Bridge Financing, the Company issued Bridge Warrants to purchase 1,365,960 shares of Common Stock (as adjusted following consummation of the IPO, as required under the terms of the Bridge Warrants). The Bridge Warrants have a 5-year term from their date of issuance and, in accordance with their terms following the IPO, had the right to purchase 1,365,960 shares of Common Stock at an exercise price of $5.16 per share. The exercise price of the Bridge Warrants was subject to full ratchet downward adjustment for 18-months following the IPO in the event of an issuance of Common Stock (or issuance of convertible securities or options at a lower price conversion/exercise price) than the then exercise price. Upon a lowering of the exercise price the holder was entitled to exercise the Bridge Warrants, so the new exercise price multiplied by the number of shares of Common Stock purchased was 150% of the principal amount of the 2021 Bridge Notes purchased. Upon consummation of the IPO, and as required under the terms of the Bridge Notes, the Company issued 1,606,026 shares of Common Stock and pre-funded warrants to purchase 77,443 shares of Common Stock from the conversion of the Bridge Notes.

•        In June 2022, as a result of the IPO, as required under the terms of the $1.5M Notes, the Company issued 909,071 shares of Common Stock from the conversion of the $1.5M Notes.

•        In June 2022, as a result of the IPO, the Series B convertible preferred stock, par value $0.001 per share, was cancelled and we issued 703,290 shares of Common Stock to certain officers, prior directors and employees in connection with the conversion of the Series A convertible preferred stock, par value $0.001 per share.

•        In July 2022, August 2022, October 2022, February 2023, and July 2023 we issued an aggregate of 359,792 shares of Common Stock without the payment of additional consideration upon the conversion of 88,025 shares of our Series C convertible preferred stock, par value $0.001 per share (the “Series C Preferred Stock”), by a holder. Such shares of Common Stock were issued in reliance on the exemption from registration provided by Section 4(a)(2) and/or Section 3(a)(9) of the Securities Act. In accordance with Section 3(a)(9) of the Securities Act, the securities were exchanged by the Company with its existing security holder in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange.

•        In September 2022, we issued warrants (the “Pre-Funded Bridge Warrants”) to purchase 61,913 shares of Common Stock to an accredited investor in connection with the cancellation of 61,913 shares of Common Stock (with the issuance of such cancelled shares being deemed null and void, ab initio) pursuant to provisions in the Bridge Notes limiting the number of shares of Common Stock into which the Bridge Notes were convertible.

•        In September 2022, as a result of the Amendment No. 1 to Bridge Warrant by and between Heart Test Laboratories, Inc. and the lead investor under the Bridge SPA, dated September 8, 2022 (the “Bridge Warrant Amendment No. 1”), the number of shares of Common Stock for which the Bridge Warrants are exercisable increased by 317,510 shares. The Bridge Warrant Amendment No. 1, including the issuance of the shares of Common Stock underlying the Bridge Warrants and of the amended and restated Bridge Warrants to accredited investors, was completed in accordance with Section 3(a)(9) of the Securities Act, as securities exchanged by the Company with its existing security holders in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, and/or Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving any public offering.

•        In January 2023, the lead investor, under the Securities Purchase Agreement we entered into with the Bridge Purchasers in connection with the 2021 Bridge Financing (the “Bridge SPA”), exercised its Pre-Funded Bridge Warrants in full to acquire 139,356 shares of Common Stock at an exercise price of $0.0001 per share, for a total exercise price of $13.94.

•        In February 2023, we entered into Amendment No. 2 to Bridge Warrant by and between the Company and the lead investor under the Bridge SPA, dated February 3, 2023 (the “Bridge Warrant Amendment No. 2”), which included the issuance of the shares of Common Stock underlying the Bridge Warrants and the amended and restated Bridge Warrants to accredited investors, was completed in accordance with Section 3(a)(9) of the Securities Act, as securities exchanged by the Company with its existing security holders in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange, and/or Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving any public offering. During a period of ten business days beginning February 3, 2023 and ending February 16, 2023, the Company issued 1,172,304 shares of Common Stock and a pre-funded warrant to purchase 150,000 shares of Common Stock (the “Remaining Pre-Funded Bridge Warrant”) pursuant to exercises of the Bridge Warrants. The issuance of the shares of Common Stock upon the exercises of the Bridge Warrants were completed in accordance with Section 4(a)(2) of the Securities Act, as a transaction by an issuer not involving any public offering. The issuance of the Remaining Pre-Funded Bridge Warrant was completed in accordance with Section 3(a)(9) of the Securities Act. In accordance with Section 3(a)(9) of the Securities Act, the Remaining Pre-Funded Bridge Warrant was issued by the Company to its existing security holder in exchange for existing Bridge Warrants in a transaction where no commission or other remuneration was paid or given directly or indirectly for soliciting such exchange. The Remaining Pre-Funded Bridge Warrant will take on the registered characteristics of the existing Bridge Warrants as in effect prior to the Bridge Warrant Amendment No. 2.

•        In March 2023, we issued warrants to purchase an aggregate amount of 250,000 shares of our Common Stock at an exercise price of $1.04 per share as consideration, in lieu of cash, for approximately $203,000 billed in respect of research and development services rendered by a third-party to the Company.

•        In March 2023, we issued 485 shares of our Common Stock to a certain unrelated third party for consideration of $20,000.

•        In July 2023, we issued 108,696 shares of our Common Stock, in lieu of cash, for approximately $100,000 billed in respect of marketing services rendered by a third-party to the Company.

•        In September 2023, we issued 500,000 warrants to purchase shares of our Common Stock at an exercise price of $1.00; 250,000 warrants to purchase shares of our Common Stock at an exercise price of $1.25; and 250,000 warrants to purchase shares of our Common Stock at an exercise price of $1.50 to Matthews Southwest Holdings, Inc. in lieu of a facility fee pursuant to the MSW Note (collectively, the “Existing MSW Warrants”). On November 16, 2023, we entered into a Warrant Amendment Agreement with Matthews Southwest Holdings, amending the Existing MSW Warrants to reduce the exercise price of an aggregate of 1,000,000 Existing MSW Warrants to $0.16 per share.

•        In September 2023, we issued 15,000 warrants to purchase shares of our Common Stock as consideration for services rendered by a third-party to the Company.

•        In October 2023, we issued warrants to purchase 200,000 shares of Common Stock in consideration for extension of the $1M Loan and Security Agreement. See “Description of Securities-$1M Lender Warrants” for a description of these warrants. On November 16, 2023, we entered into the Adams Warrant Amendment, amending the $1M Lender Warrants owned by Adams to reduce the exercise price of an aggregate of 107,575 $1M Lender Warrants to $0.16 per share.

•        As of February 28, 2024, we have issued 2,864,522 shares to Lincoln Park, including the 100,000 initial commitment shares of our Common Stock to Lincoln Park in accordance with the Lincoln Park Purchase Agreement, dated March 10, 2023, receiving gross proceeds of approximately $1.2 million.

•        On November 16, 2023, the Company issued 3,656,288 shares of Common Stock following the conversion of the secured promissory note in the original principal amount of $500,000 issued to John Q. Adams in April 2020.

•        On November 16, 2023, the Company issued 3,125,000 shares of Common Stock following the conversion of the MSW Note.

•        On November 16, 2023, the Company issued 4,854,853 shares of Common Stock and warrants to purchase 1,624,753 shares of Common Stock pursuant to the MTS Transaction.

•        On November 16, 2023, the Company issued warrants to purchase up to 240,000 shares of Common Stock, at an exercise price of $0.17 per share, to a consultant of the Company.

Except in connection with the 2021 Bridge Financing, no underwriters were involved in the foregoing sales of securities described above in this Item 15. The Benchmark Company LLC was paid a fee of $94,500 in connection with the 2021 Bridge Financing. Unless otherwise stated, the sales of securities described above were deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act, including Rule 506(b) of Regulation D promulgated thereunder, as transactions by an issuer not involving a public offering. All of the purchasers in these transactions represented to us in connection with their purchase that they were acquiring the securities for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. Such purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. All of the foregoing securities are deemed restricted securities for the purposes of the Securities Act.

Grants and Exercises of Stock Options

•        In November 2020, we granted stock options to certain employees, officers and directors of the Company to purchase an aggregate amount of 148,788 shares of our Common Stock at an exercise price of $1.16 per share, of which 3,030 shares vest over a period of time and 145,758 shares vest upon specific Company performance metrics. As of February 28, 2024, 3,030 shares of time-based awards and 53,030 shares of performance-based awards were vested, 91,819 shares of performance-based awards were unvested, and 909 options have been forfeited.

•        In May 2021, we granted stock options to certain employees of the Company to purchase an aggregate amount of 2,273 shares of our Common Stock at an exercise price of $1.16 per share, vesting over a period of time. As of July 2022, all of such options have been forfeited.

•        In March 2022, we granted stock options to certain employees, officers and directors of the Company to purchase an aggregate amount of 158,106 shares of our Common Stock at an exercise price of $3.47 per share, vesting over time and performance-based metrics. As of February 28, 2024, 61,743 awards have vested, 1,970 awards have been forfeited, and 94,393 were unvested.

•        In February and March 2022, we granted stock options to our Chief Financial Officer to purchase an aggregate amount of 9,090 shares of our Common Stock at an exercise price of $3.47 per share, vesting over time and performance-based metrics. As of February 28, 2024, 7,954 awards have vested.

•        In March 2023, we granted stock options to certain employees, officers and directors of the Company to purchase (i) an aggregate amount of 919,000 shares of our Common Stock at an exercise price of $0.97 per share, vesting over time and performance-based metrics, and (ii) an aggregate amount of 12,500 shares of our Common Stock at an exercise price of $1.02 per share, vesting over time and performance-based metrics. As of February 28, 2024, 112,500 awards have vested.

•        On January 24, 2024, we granted stock options to a board advisor to purchase an aggregate amount of 150,000 shares of our Common Stock at an exercise price of $0.1199, vesting over time-based metrics. As of February 28, 2024, all were unvested.

•        There were no grants of stock options to our employees, officers or directors from February 2024 through the date of this prospectus.

The issuances of the securities described above in this Item 15 under “Grants and Exercises of Stock Options” were deemed to be exempt from registration pursuant to Section 4(a)(2) of the Securities Act and Rule 701 promulgated thereunder as transactions by an issuer not involving a public offering. All of the purchasers in these transactions represented to us in connection with their purchase that they were acquiring the securities for investment and not distribution, that they could bear the risks of the investment and could hold the securities for an indefinite period of time. Such purchasers received written disclosures that the securities had not been registered under the Securities Act and that any resale must be made pursuant to a registration or an available exemption from such registration. The shares of Common Stock to be issued upon the exercise of the options are deemed to be restricted securities for purposes of the Securities Act.

Item 16.     Exhibits and Financial Statement Schedules

(a)     Exhibits.

The exhibits to the registration statement are listed in the Exhibit Index below and incorporated by reference herein.

Exhibit Number	Description
1.1

Underwriting Agreement dated June 15, 2022 by and between the Heart Test Laboratories, Inc. and The Benchmark Company, LLC (incorporated by reference to Exhibit 1.1 to our Current Report on Form 8-K filed on June 15, 2022)

1.2

Equity Distribution Agreement, dated as of September 18, 2023 by and between the Company and Maxim Group LLC (incorporated by reference to Exhibit 1.2 to our Registration Statement on Form S-3, filed with the SEC on September 18, 2023)

1.3

Amendment No. 1 to Equity Distribution Agreement dated November 9, 2023 between Heart Test Laboratories, Inc. and Maxim Group LLC (incorporated by referred to Exhibit 1.2 to our Current Report on Form 8-K filed with the SEC on November 13, 2023)

1.4

Amendment No. 2 to Equity Distribution Agreement dated November 17, 2023 between Heart Test Laboratories, Inc. and Maxim Group LLC (filed as Exhibit 1.3 on our Current Report on Form 8-K filed with the SEC on November 17, 2023)

3.1	Amended and Restated Certificate of Formation of Heart Test Laboratories, Inc. (incorporated by reference to Exhibit 3.1 to our Registration Statement on Form S-1 filed May 17, 2022)
3.2

Certificate of Designations, Number, Voting Power, Preferences and Rights of Series C Convertible Preferred Stock of Heart Test Laboratories, Inc. (incorporated by reference to Exhibit 3.2 to our Registration Statement on Form S-1 filed May 17, 2022)

3.3	Second Amended and Restated Bylaws of Heart Test Laboratories, Inc. (incorporated by reference to Exhibit 3.3 to our Registration Statement on Form S-1 filed May 17, 2022)
3.4

Form of Certificate of Amendment to Amended and Restated Certificate of Formation of Heart Test Laboratories, Inc. (incorporated by reference to Exhibit 3.4 to Amendment No. 1 to our Registration Statement on Form S-1 filed June 6, 2022)

3.5

Certificate of Amendment to Amended and Restated Certificate of Formation of Heart Test Laboratories, Inc., as amended (incorporated by reference to Exhibit 3.1 to our Current Report on Form 8-K filed June 23, 2022)

4.1

Form of Registration Rights Agreement by and between Heart Test Laboratories, Inc. and Buyers listed as signatories thereto, dated December 22, 2021 (incorporated by reference to Exhibit 4.2 to our Registration Statement on Form S-1 filed May 17, 2022)

4.2

Form of Registration Rights Agreement by and among Heart Test Laboratories, Inc. and the parties listed as signatories thereto related to the Series C Preferred Stock (incorporated by reference to Exhibit 4.3 to our Registration Statement on Form S-1 filed May 17, 2022)

4.3	Form of Bridge Warrant (incorporated by reference to Exhibit 4.4 to our Registration Statement on Form S-1 filed May 17, 2022)
4.4	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.5 to our Registration Statement on Form S-1 filed May 17, 2022)
4.5	Form of $1M Lender Warrant and $1.5M Lender Warrant (incorporated by reference to Exhibit 4.6 to our Registration Statement on Form S-1 filed May 17, 2022)
4.6	Form of Investor Warrant (incorporated by reference to Exhibit 4.7 to our Registration Statement on Form S-1 filed May 17, 2022)
4.7	Representative’s Warrant Agreement issued June 17, 2022 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K filed June 23, 2022)
4.8

Warrant Agent Agreement dated June 17, 2022 between Heart Test Laboratories, Inc. and American Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K filed June 23, 2022)

4.9	Form of Certificated Warrant (incorporated by reference to Exhibit 4.10 to Amendment No. 2 to our Registration Statement on Form S-1 filed June 10, 2022)
4.10	Amendment No. 1 to Bridge Warrants dated September 8, 2022 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on September 9, 2022)

Exhibit Number	Description
4.11	Form of Amendment No. 2 to Bridge Warrants dated February 3, 2023 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on February 3, 2023)
4.12

Form of Amended and Restated Warrant to Purchase Common Stock, as amended through February 3, 2023 (incorporated by reference to Exhibit 4.1 to our Current Report on Form 8-K, filed with the SEC on February 22, 2023)

4.13

Form of Pre-Funded Warrant, issued pursuant to Amendment No. 2 to Warrants to Purchase Common Stock (incorporated by reference to Exhibit 4.2 to our Current Report on Form 8-K/A, filed with the SEC on March 14, 2023)

4.14	Form of Warrant to Purchase Common Stock dated September 7, 2023 (incorporated by reference to Exhibit 4.1 our Current Report on Form 8-K, filed with the SEC on September 7, 2023)
4.15	Form of Pre-Funded Purchase Warrant dated as of September 20, 2023 (incorporated by reference to Exhibit 4.1 our Current Report on Form 8-K, filed with the SEC on September 21, 2023)
4.16	Form of Common Stock Warrant dated September 20, 2023 (incorporated by reference to Exhibit 4.2 our Current Report on Form 8-K, filed with the SEC on September 21, 2023)
5.1*	Opinion of Foley Shechter Ablovatskiy LLP
10.1

MyoVista Technology Agreement, by and between Heart Test Laboratories, Inc. and Guangren “Gary” Chen, dated December 31, 2013 (incorporated by reference to Exhibit 10.1 to our Registration Statement on Form S-1 filed May 17, 2022)

10.2

First Amendment of MyoVista Technology Agreement by and between Heart Test Laboratories, Inc. and Guangren “Gary” Chen, dated March 13, 2017 (incorporated by reference to Exhibit 10.2 to our Registration Statement on Form S-1 filed May 17, 2022)

10.3

Master Assignment by and between Heart Test Laboratories, Inc. and Guangren “Gary” Chen, dated January 1, 2014 (incorporated by reference to Exhibit 10.3 to our Registration Statement on Form S-1 filed May 17, 2022)

10.4

Security Agreement and Pledge by and between Heart Test Laboratories, Inc. and Guangren “Gary” Chen, dated March 14, 2014 (incorporated by reference to Exhibit 10.4 to our Registration Statement on Form S-1 filed May 17, 2022)

10.5

Evaluation, Option and License Agreement by and between Heart Test Laboratories, Inc. and The University Court of The University of Glasgow, dated June 2, 2015 (incorporated by reference to Exhibit 10.5 to our Registration Statement on Form S-1 filed May 17, 2022)

10.6

Exercise of Option Agreement by and between Heart Test Laboratories, Inc. and The University Court of The University of Glasgow, dated December 23, 2015 (incorporated by reference to Exhibit 10.6 to our Registration Statement on Form S-1 filed May 17, 2022)

10.7

$130K Note by and between Heart Test Laboratories, Inc. and Front Range Ventures, LLC, dated August 12, 2019 (incorporated by reference to Exhibit 10.7 to our Registration Statement on Form S-1 filed May 17, 2022)

10.8

$1M Loan and Security Agreement by and among Heart Test Laboratories, Inc., Front Range Ventures, LLC and John Q. Adams, Sr., dated April 24, 2020 (incorporated by reference to Exhibit 10.8 to our Registration Statement on Form S-1 filed May 17, 2022)

10.9	Amendment No. 1 to the $1M Loan and Security Agreement, dated September 30, 2021 (incorporated by reference to Exhibit 10.9 to our Registration Statement on Form S-1 filed May 17, 2022)
10.10	Amendment No. 2 to the $1M Loan and Security Agreement, dated November 3, 2021 (incorporated by reference to Exhibit 10.10 to our Registration Statement on Form S-1 filed May 17, 2022)
10.11	Form of $1.5M Note (incorporated by reference to Exhibit 10.11 to our Registration Statement on Form S-1 filed May 17, 2022)
10.12

Form of Amendment No. 1 to the Form of $1.5M Note by and among Heart Test Laboratories, Inc. and the Requisite Noteholders, dated November 2, 2021 (incorporated by reference to Exhibit 10.12 to our Registration Statement on Form S-1 filed May 17, 2022)

10.13

Form of Securities Purchase Agreement by and between Heart Test Laboratories, Inc. and Purchasers listed as signatories thereto, dated December 22, 2021 (incorporated by reference to Exhibit 10.13 to our Registration Statement on Form S-1 filed May 17, 2022)

10.14	Form of Bridge Note (incorporated by reference to Exhibit 10.14 to our Registration Statement on Form S-1 filed May 17, 2022)

Exhibit Number	Description
10.15

Consulting Agreement by and between Heart Test Laboratories, Inc. and Kyngstone Limited, Inc., dated June 25, 2013 (incorporated by reference to Exhibit 10.15 to our Registration Statement on Form S-1 filed May 17, 2022)

10.16

FRV Side Letter by and between Heart Test Laboratories, Inc. and Front Range Ventures, LLC, dated April 10, 2019 (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to our Registration Statement on Form S-1 filed June 6, 2022)

10.17†

Amended and Restated Employment Agreement by and between Heart Test Laboratories, Inc. and Mark Hilz, dated April 5, 2022 (incorporated by reference to Exhibit 10.17 to our Registration Statement on Form S-1 filed May 17, 2022)

10.18†

Employment Agreement by and between Heart Test Laboratories, Inc. and Andrew Simpson, dated April 5, 2022 (incorporated by reference to Exhibit 10.18 to our Registration Statement on Form S-1 filed May 17, 2022)

10.19	Form of Amendment No. 3 to the $1M Loan and Security Agreement, dated May 2022 (incorporated by reference to Exhibit 10.19 to our Registration Statement on Form S-1 filed May 17, 2022)
10.20

Form of Amendment No. 2 to the Form of $1.5M Note by and among Heart Test Laboratories, Inc. and the Requisite Noteholders, dated May 2022 (incorporated by reference to Exhibit 10.20 to our Registration Statement on Form S-1 filed May 17, 2022)

10.21

Form of Time-Based Vesting Nonstatutory Stock Option Agreement of Heart Test Laboratories, Inc. (incorporated by reference to Exhibit 10.21 to our Registration Statement on Form S-1 filed May 17, 2022)

10.22

Form of Performance-Based Vesting Nonstatutory Stock Option Agreement of Heart Test Laboratories, Inc (incorporated by reference to Exhibit 10.22 to our Registration Statement on Form S-1 filed May 17, 2022)

10.23	Amendment No. 4 to the $1M Loan and Security Agreement, dated January 24, 2023 (incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K, filed with the SEC on January 24, 2023)
10.24

Purchase Agreement, dated as of March 10, 2023, by and between Heart Test Laboratories, Inc. and Lincoln Park (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on March 10, 2023)

10.25

Registration Rights Agreement, dated as of March 10, 2023, by and between Heart Test Laboratories, Inc. and Lincoln Park (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed with the SEC on March 13, 2023)

10.26†	Heart Test Laboratories, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on March 16, 2023)
10.27†

Form of Heart Test Laboratories, Inc.’s Incentive Stock Option Agreement under Heart Test Laboratories Inc.’s 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed with the SEC on March 23, 2023)

10.28†

Form of Heart Test Laboratories Inc.’s Non-Qualified Stock Option Agreement under Heart Test Laboratories Inc.’s 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K, filed with the SEC on March 23, 2023)

10.29†

Amendment No. 1 to the Heart Test Laboratories, Inc. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.29 to the Registration Statement on Form S-8, filed with the SEC on February 26, 2024)

10.30

Amendment No. 2 License Agreement by and between Heart Test Laboratories, Inc. and The University Court of The University of Glasgow, dated March 31, 2023 (incorporated by reference to Exhibit 10.29 to the Annual Report on Form 10-K, filed with the SEC on July 19, 2023)

10.31

Senior Unsecured Promissory Drawdown Loan Note by and among Heart Test Laboratories, Inc., and Matthews Southwest Holdings, Inc., dated September 6, 2023 and executed on September 7, 2023 (incorporated by reference to Exhibit 10.1 our Current Report on Form 8-K, filed with the SEC on September 7, 2023)

10.32

Securities Purchase Agreement, dated as of September 20, 2023, by and between the Company and Icahn School of Medicine at Mount Sinai (incorporated by reference to Exhibit 10.1 our Current Report on Form 8-K, filed with the SEC on September 21, 2023)

10.33

License: Pulmonary Embolism Detection From the Electrocardiogram Using Deep Learning (incorporated by reference to Exhibit 10.2 our Current Report on Form 8-K, filed with the SEC on September 21, 2023)

Exhibit Number	Description
10.34	License: Deep Learning Algorithm to Predict PVC-Related Cardiomyopathy (incorporated by reference to Exhibit 10.3 our Current Report on Form 8-K, filed with the SEC on September 21, 2023)
10.35	License: Deep Learning on ECGs to Derive Left and Right Ventricular Function (incorporated by reference to Exhibit 10.4 our Current Report on Form 8-K, filed with the SEC on September 21, 2023)
10.36

License: Prediction of right ventricular size and systolic function from the 12-lead ECG (incorporated by reference to Exhibit 10.5 our Current Report on Form 8-K, filed with the SEC on September 21, 2023)

10.37

License: Deep learning for electrocardiograms to identify left heart valvular dysfunction — aortic stenosis (incorporated by reference to Exhibit 10.6 our Current Report on Form 8-K, filed with the SEC on September 21, 2023)

10.38

License: Deep learning for electrocardiograms to identify left heart valvular dysfunction — mitral regurgitation (incorporated by reference to Exhibit 10.7 our Current Report on Form 8-K, filed with the SEC on September 21, 2023)

10.39

License: HeartBEiT: Vision Transformers improve diagnostic performance for electrocardiograms (incorporated by reference to Exhibit 10.8 our Current Report on Form 8-K, filed with the SEC on September 21, 2023)

10.40

License: Derivation of low Left Ventricular Ejection fraction based on a foundational vision transformer (HeartBEiT) (incorporated by reference to Exhibit 10.9 our Current Report on Form 8-K, filed with the SEC on September 21, 2023)

10.41

License: Diagnosis of Hypertrophic Cardiomyopathy using a model derived from a foundational vision transformer (HeartBEiT) (incorporated by reference to Exhibit 10.10 our Current Report on Form 8-K, filed with the SEC on September 21, 2023)

10.42

License: Diagnosis of STEMI using a model derived from a foundational vision transformer (HeartBEiT) (incorporated by reference to Exhibit 10.11 our Current Report on Form 8-K, filed with the SEC on September 21, 2023)

10.43	License: Electrocardiogram Deep Learning Interpretability Toolbox (incorporated by reference to Exhibit 10.12 our Current Report on Form 8-K, filed with the SEC on September 21, 2023)
10.44	Amendment No. 5 to the $1M Loan and Security Agreement, dated September 29, 2023 (incorporated by reference to Exhibit 10.45 to our Registration Statement on Form S-1 filed October 16, 2023)
10.45

Note Conversion Letter Agreement, dated November 16, 2023, by and between Heart Test Laboratories, Inc. and Matthews Southwest Holdings, Inc. (filed as Exhibit 10.1 on our Current Report on Form 8-K, filed with the SEC on November 17, 2023)

10.46

Note Conversion Letter Agreement, dated November 16, 2023, by and between Heart Test Laboratories, Inc. and John Q. Adams (filed as Exhibit 10.2 on our Current Report on Form 8-K, filed with the SEC on November 17, 2023)

10.47

Warrant Amendment, dated November 16, 2023, by and between Heart Test Laboratories, Inc. and Matthews Southwest Holdings, Inc. (filed as Exhibit 10.3 on our Current Report on Form 8-K, filed with the SEC on November 17, 2023)

10.48

Warrant Amendment, dated November 16, 2023, by and between Heart Test Laboratories, Inc. and John Q. Adams (filed as Exhibit 10.4 on our Current Report on Form 8-K, filed with the SEC on November 17, 2023)

10.49†

Employment Agreement by and between Heart Test Laboratories, Inc. and Danielle Watson, dated October 15, 2021 (incorporated by reference to Exhibit 10.19 to our Registration Statement on Form S-1 filed October 16, 2023)

23.1*	Consent of Haskell & White LLP, independent registered public accounting firm
23.2*	Consent of Foley Shechter Ablovatskiy LLP (included as part of Exhibit 5.1)
24.1*	Power of Attorney (contained on the signature page hereto)
107*	Fee Table

____________

*        Filed herewith

†        Management contract or compensatory arrangement

(b)    Financial Statement Schedules

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

Item 17.     Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.       To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.     To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in this registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)    The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus is to provide such interim financial information.

(c)     Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southlake, State of Texas on March 5, 2024.

Heart Test Laboratories, Inc.
By:	/s/ Andrew Simpson
Name:	Andrew Simpson
Title:	President, Chief Executive Officer and Chairman of the Board of Directors

POWER OF ATTORNEY

The registrant and each person whose signature appears below constitutes and appoints Andrew Simpson, Mark Hilz and Danielle Watson as his, her or its true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement on Form S-1, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the date indicated.

Signature	Title	Date
/s/ Andrew Simpson	President, Chief Executive Officer and	March 5, 2024
Andrew Simpson	Chairman of the Board of Directors (Principal Executive Officer)
/s/ Danielle Watson	Chief Financial Officer and Treasurer	March 5, 2024
Danielle Watson	(Principal Financial and Accounting Officer)
/s/ Mark Hilz	Chief Operating Officer, Secretary and	March 5, 2024
Mark Hilz	Director
/s/ Bruce Bent	Director	March 5, 2024
Bruce Bent
/s/ David Wells	Director	March 5, 2024
David R. Wells
/s/ Brian Szymczak	Director	March 5, 2024
Brian Szymczak